Exhibit 10.23

Draft of November 24, 2015

          December [  ], 2015

(1) POWIN CORPORATION

and

(2) SF SUNTCH INC.

and

(3) POWIN ENERGY CORPORATION

and

(4) MR. JOSEPH LU

and

______________________

SHAREHOLDERS' AGREEMENT

THIS AMENDED AGREEMENT is made on    November, 2015 and supersedes in its entirety that certain Shareholder AGREEMENT made on March 31, 2015 and any amendments to date, between the parties hereto.

BETWEEN:

1.	POWIN CORPORATION, a corporation incorporated in the State of Nevada, US, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Nevada, US ( “Powin Corporation”);

2.	SF SUNTCH INC., a corporation incorporated under the laws of the State of Delaware, whose correspondence address is at Portion B, 30/F Bank of Tower, 1 Garden Road, Central, Hong Kong ("Investor");

3.           ______________________________________, a corporation incorporated under the laws of ________________, whose principal address is___________________(“New Investor”)

3.	POWIN ENERGY CORPORATION, a corporation incorporated under the laws of the State of Oregon, US, whose principal place of business is at 20550 SW 115th Avenue, Tualatin, OR 97062, in the State of Oregon, US ("Company");

4.	MR. JOSEPH LU, holder of United States Identity Card Number #441990154 and whose address is at 333 NW 9th Avenue #1212, Portland, in the State of Oregon, 97209 USA ("Mr. Lu" or “Founder”).

WHEREAS:

(A)	The Company was incorporated in the State of Oregon, US on 8-9-2010.

(B)	The corporate structure of the Group as at the date of this Agreement is set out in Schedule 1.

(C)	The Investor has entered into a subscription agreement dated August 7, 2014, as amended from time to time, with the Company, Powin Corporation and the Founder, pursuant to which the Investor agreed to, among other things, subscribe for 2,143 Shares (together with the supplemental agreements, the "Subscription Agreement").

(D)	Powin Corporation and the Company propose to enter into an upstream merger (the “Merger”) of the Company into Powin Corporation whereby Powin Corporation will be the survivor, all the outstanding shares of the Company will be converted into shares of common stock of Powin Corporation as set forth in the draft Merger Agreement, a copy of which is attached hereto, as Exhibit A, and the name of the survivor will be changed to Powin Energy Corporation;

(E)	New Investor desires pursuant to a subscription agreement substantially similar to the Subscription Agreement to purchase __ shares of common stock of Powin Corporation in consideration of $_____ representing ___% of the currently outstanding shares of common stock of Powin Corporation and ____% after giving effect to the Merger.

(F)	The Major Shareholders and the Company have agreed to make provision for the management and administration of the Company's and Powin Corporation’s affairs on the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, each of the following words and expressions shall, unless the context requires otherwise, have the following meanings:

"Arbitrator" has the meaning given to it in clause 11.2;

"Articles" means the articles of incorporation of the Company as filed with the Secretary of State of Oregon on ____, _____,   and as further amended from time to time;

"Auditors" means Deloitte Touche Tohmatsu or such other auditor approved by the Board;

"Board" means the board of Directors from time to time of the Company, or of Powin Corporation after the Merger is effective;

"Business" means the design, production and operation of power storage management systems, electric motor vehicles charging stations / systems and other power storage related business;

"Business Day" means any day (other than a Saturday and Sunday) when banks in the US and Hong Kong are open for the transaction of normal business;

"Claim" has the meaning given to it in clause 11.2;

“Confidential Information” shall mean all trade secrets, business plans and financial information, customer buying habits, identity of customer purchasing personnel, information concerning suppliers, all proprietary technical information concerning the products or the Business, all pricing and costing information of the Company’s products, and after the Merger is effective, all such Confidential Information of Powin Corporation’s and Business.

"Deadlock Event" has the meaning given to it in clause 3.1.4;

"Deed of Adherence" means, in the case of a transfer of Shares, a deed substantially in the form set out in Schedule 2 and in the case of an allotment and issue of Shares, a deed substantially in the form set out in Schedule 3;

"Defaulting Shareholder" has the meaning given to it in clause 7.2.1;

"Directors" means directors of the Company from time to time or of Powin Corporation after the Merger is effective;

"Encumbrance" means any mortgage, pledge, lien, charge, assignment, hypothecation, or other agreement or arrangement which has the same or a similar effect to the granting of security;

"Event of Default" has the meaning given to it in clause 7.1;

"Financial Year" means each calendar year ending on 31 December;

"Group" means the Company and every subsidiary of the Company from time to time, or any of them as the context requires, and "member of the Group" and "Group Company" shall have a corresponding meaning or after the Merger, Powin Corporation but not including Q Pacific Corporation;

"Holding Company" means a company which (a) controls the composition of the board of directors of that other company; (b) controls more than half of the voting rights in that other company; or (c) holds more than half of that other company's issued share capital.

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

"JAMS" has the meaning given to it in clause 11.2;

"Key Employees" has the meaning given to it in the Subscription Agreement;

"Key Shareholders" means both the Founder and the Major Shareholders;

"Listing" means the listing of all or part of the share capital of the Company (or a substantial part of the business of the Group) on an internationally recognised stock exchange, including but not limited to NASDAQ Stock Market;

"Major Shareholder" means the holders of Shares from time to time who with the advance written consent of the Board of Directors of Powin Corporation have acquired and continue to own at least 10% of the outstanding shares of Powin Energy Corporation or Powin Corporation (excluding for purposes of calculating outstanding shares these shares owned by employees pursuant to a stock option plan) but not including Joseph Lu (i) are parties to this Agreement and/or (ii) have entered into a Deed of Adherence in respect of such Shares;

"Major Shareholders’ Director" means any Director appointed by the  Major Shareholders pursuant to this Agreement;

"Permitted Transferee" has the meaning given to it at clause 5.2.1;

"Related Parties" means in relation to a corporate entity, (i) its shareholder, (ii) a director or officer of that corporate entity, (iii) its subsidiaries, holding companies and all subsidiaries of any such holding companies; and in relation to a natural person, (i) a Relative, and (ii) any person controlled by such person or by his or her Relative;

"Related Company" means in relation to a company, a wholly owned subsidiary, its Holding Company or any wholly owned subsidiary of such Holding Company;

"Relative" means any spouse of such person or any parent, any child, grandparent, grandchild, sibling, uncle, nephew, niece of such person of his or her spouse;

"Revised Option" has the meaning given to it in the Subscription Agreement;

"Shares" means shares of common stock of the Company or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company or shares issued in the Merger in exchange for the Shares;

"Shareholder Rights" mean, in relation to a Share, the voting and other rights attaching to such Share together with the other rights of the holder of such Share pursuant to this Agreement;

"Subscription Agreement" has the meaning given to it in Recital (C);

"Subsidiary" (but excluding Q Pacific Corporation) includes, in relation to any person: (i) any company or business entity of which that person owns or controls (either directly or through one or more other subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity; (ii) any company or business entity of which that person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other Subsidiaries) the management or the direction of business operations of such company or business entity; and (iii) any company or business entity which at any time has its accounts consolidated with those of that person or which, under relevant laws or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person;

"Taxation" or "Tax" means all forms of tax, duty, rate, levy, charge or other imposition or withholding whenever and by whatever authority imposed and whether of the US, Hong Kong or elsewhere and any interest, penalty or fine in connection with any taxation, and any liability to make a payment by way of reimbursement, recharge, indemnity, damages or management charge connected in any way with any taxation and regardless of whether any such taxes, duties, rates, levies, charges, imposts, withholdings, interest, penalties or fines are chargeable directly or primarily against or attributable directly or primarily to the Company, any of its subsidiaries or any other person and of whether any amount in respect of any of them is recoverable from any other person; and

"United States" or "US" means the United States of America; and

"US$" or "US dollar" means the United States dollar, the lawful currency of the United States.

1.2	Construction

In this Agreement, except where the context otherwise requires:

1.2.1	any reference to this Agreement includes the Schedules to it each of which forms part of this Agreement for all purposes;

1.2.2	a reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re‑enacted or replaced;

1.2.3	words in the singular shall include the plural and vice versa;

1.2.4	references to one gender include other genders;

1.2.5	a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association, a partnership or to an individual's executors or administrators;

1.2.6	a reference to a clause, paragraph or Schedule shall be a reference to a clause, paragraph or Schedule (as the case may be) of or to this Agreement;

1.2.7	references to "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible;

1.2.8	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;

1.2.9	references to writing shall include any modes of reproducing words in any legible form and shall include email except where expressly stated otherwise;

1.2.10	a reference to a balance sheet or profit and loss account shall include a reference to any note forming part of it;

1.2.11	a reference to "includes" or "including" shall mean "includes without limitation" or "including without limitation";

1.2.12	the contents page and headings in this Agreement are for convenience only and shall not affect its interpretation;

1.2.13	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms; and

1.2.14	any reference to a time or date in this Agreement shall, unless otherwise stated, be a reference to Hong Kong time or a day under Hong Kong time zone.

2.	BUSINESS OF THE COMPANY

2.1	Nature of Business

2.1.1	It is the intention of the parties that at all times during the continuance of this Agreement the business of the Group shall comprise the Business.

2.1.2	Each Key Shareholder undertakes to each other to use all reasonable endeavours to promote the interest of the Group in connection with the Business.

2.2	Undertakings with regard to the conduct of the Business

2.2.1	Each of the Shareholders undertakes to each other:

(A)	to exercise its respective rights and powers under this Agreement and as a holder of Shares to ensure, so far as it lawfully can, that the provisions of this Agreement are complied with; and

(B)	to procure so far as it is able to do so, that any Director appointed by it shall so act and vote in relation to the affairs of the Company (subject always to the fiduciary duties of such Directors to the Company) to ensure that the Business and all the affairs of the Company are carried on in a proper manner and bona fide in the best interests of the Company.

2.2.2	The Company shall comply with the requirements and standards relating to the conduct of the Business and its affairs as referred to in clause 2.2.1(B).

2.3	Shareholders' rights of examination and supply

Each of the Major Shareholders (and its representatives) shall be entitled subject to the provisions of Regulation FD of the US Securities and Exchange Commission (“SEC”) applicable after the Merger becomes effective, to examine (at its own cost) the books, records, accounts and other documents and information of, or belonging to, each Member of the Group as such Shareholder may reasonably require from time to time, and shall on reasonable request from time to time be supplied with all information, including copies of all published accounts, Directors' reports, notices of meetings of each Member of the Group and all other circulars and notices issued or given to shareholders of, or those dealing with, any Member of the Group, relating to the Business or otherwise to the assets, affairs and financial or other position of the Group, provided that such examination and/or the provision of such information would not materially adversely affect the day-to-day operations of the Business and are in compliance with Clause 9.

2.4	Rights of Directors to disclose information to Shareholders

The Directors may disclose any information received from the Company or relating to the Business or otherwise to the assets, affairs and financial or other position of the Group to the Major Shareholders, provided the party receiving Confidential Information adheres to the obligation of confidentiality in this Agreement at Clause 9.

2.5	Waiver of right of objection

So far as it lawfully can, neither the Company nor (as the Company shall procure) any other Member of the Group, nor any Key Shareholder shall raise any objection to the disclosure of any information pursuant to clause 2.4 or clause 9.4, nor allege any breach of any duty of confidence to the Company or any Member of the Group as a result of any such action provided the party receiving Confidential Information adheres to the obligation of confidentiality in this Agreement at Clause 9.

2.6	Material developments

The Company shall as soon as reasonably practicable procure that all material actual and materially important developments as foreseen by the Company regarding the Group's affairs are communicated to the Directors at meetings of the Board (or through Board papers) or in writing to the Directors consistent with good corporate practice and the provisions of this Agreement.

2.7	Notice of breaches

The Company shall as soon as reasonably practicable procure that notice is given to the Directors at meetings of the Board (or through Board papers) and in writing to the Major Shareholders of any event known to the Company which constitutes a material breach of any of:

2.7.1	the obligations of the Company or the Founder under this Agreement; or

2.7.2	the Articles.

2.8	Audits and review

Any Major Shareholder may from time to time require that (at its own cost) one additional audit of the Business and any other affairs of the Company and/or any Member of the Group is carried out (in addition to the annual audit by the Auditors for that financial year), and shall in such case be entitled to designate a person to carry out such audit on its behalf. Such person (which may, but need not, be the Major Shareholder itself, the Auditors or an adviser, consultant or contractor of a Major Shareholder, save that such advisers, consultants or contractors will be required to enter into a confidentiality agreement with the Company before commencing the audit) shall (at the relevant Major Shareholder's own cost) be entitled:

2.8.1	to within reasonable hours, visit and inspect any premises of the Group and to discuss the affairs, finances and accounts of the Group with its officers and employees; and

2.8.2	to inspect and request and retain copies of any books, records, accounts and other documents and information relating to the Business or any other affairs of the Group,

and each Member of the Group shall be required to afford such access and co‑operation as may be reasonable in the circumstances to facilitate the carrying out of such audit or other affairs provided always that such visits, inspections and/or requests would not materially adversely affect the day-to-day operations of the Business and are in accord with Regulation FD, if applicable.

3.	GENERAL UNDERTAKINGS

3.1	Company undertakings

3.1.1	Compliance with Agreement

To the extent permitted by applicable law, the Company and Powin Corporation after the Merger is effective shall duly and punctually perform, enforce and comply with all its rights and obligations pursuant to this Agreement.

3.1.2	Conduct of the Business

The Company and Powin Corporation after the Merger is effective undertakes, so far as it lawfully can, to carry on the Business in accordance with the provisions of this Agreement and of the Articles, and to procure, so far as it lawfully can, that each Member of the Group shall comply in all respects with the provisions of this Agreement.

3.1.3	Compliance with law

The Company and Powin Corporation after the Merger is effective undertakes so far as it lawfully can, without prejudice to clause 3.1.4, to procure that the Business of the Group shall be properly managed and shall comply with all applicable laws and that the Group shall maintain all licences, consents and authorisations whatsoever which are required or necessary to carry on the Business from time to time.

3.1.4	Reserved matters

The Company and Powin Corporation after the Merger is effective undertakes to procure that none of the activities specified in Part A of Schedule 4 shall be carried out by the Company or by any member of the Group without the prior approval of a majority in interest of the Major Shareholders.  The Company further undertakes that none of the activities specified in Part B of Schedule 4 shall be carried out by the Company and Powin Corporation after the Merger is effective or by any member of the Group without the prior approval of the directors appointed by a majority in interest of the Major Shareholders  in accordance with clause 4.1.1(A)  If no Major Shareholder holds a majority in interest of the Shares held by the Major Shareholders, and as a result a deadlock exists (“Deadlock Event”) among the Major Shareholders as to the activities in Part A of Schedule 4, the Founder may break the deadlock and in the event the directors appointed by the Major Shareholders cannot agree as to the activities in Part B of Schedule 4, and a deadlock exists among such directors, the directors appointed by the Founder may break such deadlock.

3.1.5	Pre-emptive rights and future issues

(A)	Other than Shares to be issued (i) pursuant to the exercise of employee stock options as permitted by Schedule 4, Part A, Paragraph F or (ii) as part of a share offering conducted in connection with a public stock offering registered with the SEC or a Listing, if the Company intends to issue or grant any new securities, such securities shall first be offered to all Major Shareholders on a pro rata basis, provided that if any Major Shareholder does not take up all of its share, the other Major Shareholders shall be entitled to subscribe for the remaining securities on a pro rata basis as between such other Shareholders, unless this pre-emptive right is waived by the Key Shareholders (for themselves and on behalf of other Major Shareholders (if any)).

(B)	Subject to (A) above, any securities not subscribed for by the Major Shareholders within 10 days of having received notice of such offering may be offered by the Board to any third party on the same terms and subject to the fulfilment of the same conditions as offered to the Major Shareholders pursuant to clause 3.1.5(A), provided that such third party shall, as a condition of being registered as the holder of such securities, enter into a Deed of Adherence.

(C)	The Company shall not allot and issue Shares or register any allotment and issue of such Shares to such third party unless it has entered into the Deed of Adherence.

3.2	Shareholders' undertakings

3.2.1	Restriction on disposal of Shares

Each of the Major Shareholders undertakes to each other and to the Company that, unless otherwise agreed by each Major Shareholder, it shall not at any time transfer or otherwise dispose of any Shares or of any interest in or option over any Shares in any case otherwise than (i) in accordance with Schedule 5 and the Articles or (ii) as part of a share offering conducted in connection with the Listing.   Each of the Shareholders further undertakes to each other that it shall not create any Encumbrance over Shares held by it without the prior consent of the other Shareholders.

3.2.2	Proxies and corporate representatives

Each of the Major Shareholders undertakes to each other and to the Company that it shall not at any time appoint more than one proxy or corporate representative to represent it at any meeting of the Shareholders.

3.2.3	Exercise of rights

Each of the Major Shareholders undertakes to each other and to the Company that where it holds Shares on behalf of more than one person then if it exercises the rights attached to the Shares, it will exercise them in respect of all of the Shares that it holds and will exercise all of those rights in the same way.

3.2.4	Reserved matters

Each of the Major Shareholders undertakes to each other to exercise its Shareholder Rights to procure, so far as it lawfully can, members of the Group can only carry out the activities specified in Part A of Schedule 4 upon obtaining the prior approval the Key Shareholders and activities specified in Part B of Schedule 4 upon obtaining the prior approval of the director appointed by a majority interest of the Major Shareholders and the Founder in accordance with clause 4.1.1(A) and subject to the deadlock resolutions provisions in Clause 3.1.4 above.  Each Major Shareholder agrees to and approves the adoption of an employee stock option plan for up to 20% of the outstanding shares.

3.2.5	Cooperation with the Company

To the extent that any matters require, whether pursuant to laws or the Articles, the approval of the Major Shareholders, unless such matter is a reserved matter specified in Schedule 4, each of the Major Shareholders undertakes to each other to exercise its Shareholder Rights to approve such matters that have been duly approved, authorised or recommended by the Board.

3.2.6	Merger

Each of the Major Shareholders and the Founder approve the Merger and hereby consent thereto according to the terms in the Merger Agreement.

3.3	All party undertakings

3.3.1	Compliance with the Agreement

Each Major Shareholder agrees that at all times for the duration of this Agreement it shall fully and punctually perform and comply with all obligations on its part under this Agreement  .

3.3.2	Effect of undertaking

It is agreed that it is the intention of the parties that the effect of the undertaking contained in clause 3.3.1 is that each provision of the Agreement  shall be enforceable by the parties inter se and in whatever capacity.

3.4	Miscellaneous

3.4.1	Undertakings separate

Each of the undertakings and parts of undertakings contained in this clause 3 and Schedule 4 is separate and severable and in the event of any such undertaking being determined as unenforceable in whole or in part for any reason, such unenforceability shall not affect the enforceability of the remaining undertakings or (in the case of undertakings unenforceable in part) the remainder of that undertaking.

4.	THE BOARD OF DIRECTORS

4.1	Directors

4.1.1	Subject to the provisions of clause (E), each Major Shareholder agrees to exercise its Shareholder Rights to procure, so far as it lawfully can:

(A)	Each of the Major Shareholders who has invested at least $12,500,000 for 15% of outstanding Common Stock of the Company (or its equivalent of Powin Corporation after the Merger is effective) shall be entitled (but not obligated) to appoint two out of nine of the directors of the Company and each Group Company;

(B)	the Founder (together with their respective Related Persons) shall be entitled (but not obligated) to appoint five out of nine of the directors of the Company and each Group Company;

(C)	a Major Shareholder’s Director appointed pursuant to this Agreement may at any time be removed from office by the Major Shareholder who appointed him and the Major Shareholder may appoint another person approved as aforesaid in his place; and

(D)	a Founder's Director appointed pursuant to this Agreement may at any time be removed from office by the Founder and the Founder may appoint another person approved as aforesaid in his place.

(E)	Intentionally Deleted. .

4.1.2	Each Major Shareholder agrees to exercise its Shareholder Rights to procure and the Company agrees to procure, so far as it lawfully can, that the Board and each board of the Group Company shall consist of nine members.

4.2	Board meetings

Unless the Major Shareholders agree otherwise:

4.2.1	the Directors shall meet at least once every quarter (or otherwise as determined by the Board);

4.2.2	the Company shall provide each of the Directors with not less than five (5) clear Business Days' notice of each Board meeting if meeting is by phone and seven (7) days if meeting in person;

4.2.3	the Company shall send to each of the Directors an agenda, to arrive at least three (3) clear Business Days before a Board meeting (including a copy of the latest available monthly management accounts, the management discussion and analysis of the relevant quarter, and all background papers reasonably relevant to the meeting);

4.2.4	the Company shall send a copy of the minutes of the meeting to each of the Directors as soon as practicable after such a meeting;

4.2.5	subject to clauses 3.1.4, 3.2.4 and 3.4, all business shall be conducted at such meeting in accordance with the provisions of the Articles and clause 4.2.6;

4.2.6	a quorum for any meeting of the Board shall exist if at least 50% of the Directors from time to time are present including at least one director representing each of the Major Shareholders, provided however to prevent paralysis of decision making by the Board, if proper notice is given of a directors’ meeting and the Major Shareholders’ director refuses to attend, his presence shall not be required for a quorum . If a quorum is not present at a meeting of the Board at the time when any business is considered any Director may require that the meeting be reconvened; and

4.2.7	subject to all matters requiring approval under clauses 3.1.4 and 3.2.4, all decisions at meetings of the Board shall be put to the vote and shall require a simple majority vote of all Directors present. Resolutions of the Board shall be deemed to be validly passed if passed by a written resolution signed by all the Directors.

5.	LISTING

5.1	Listing

5.1.1	The parties record their intention to work towards a Listing on NASDAQ on or before the fourth anniversary of the date of this Agreement, subject always to the financial and commercial requirements of the Group and the benefits likely to accrue to the Company at the time in question.

5.1.2	The Company shall use all reasonable endeavours to implement a Listing in accordance with clause 5.1.1 above.

5.2	Co-operation

Subject to clauses 3.1.4, 3.2.4  and 3.4, if the Board resolves that it wish to seek a Listing, each Shareholder shall (at the cost of the Company):

5.2.1	co‑operate fully with, and procure, so far as it lawfully can, that any person to whom it has transferred Shares in accordance with paragraph 8 of Schedule 5 (a "Permitted Transferee") shall co‑operate fully with, the Company and its financial and other advisers in order to achieve the Listing;

5.2.2	agree with the other parties and procure, so far as it lawfully can, that any such Permitted Transferee agrees with the other parties, such amendments to the Articles and/or this Agreement (including if relevant the replacement of the Articles) as are determined by the Board (in accordance with the Articles and clauses 3.1.4 and 3.4) to be reasonably necessary in order to achieve such Listing or as are required by the relevant stock exchange or any other relevant regulatory body as a condition of such Listing (provided, however, that no Shareholder shall thereby be required to agree to any such amendment which shall have the effect of imposing upon it an obligation to contribute a greater amount of capital or other funds (whether in cash or kind) to the Company than it is already obliged to contribute) or a variation of the rights to the shares or stock of the Company that they hold; and

5.2.3	do all such acts and things and execute all such documents and deeds as it may reasonably be requested to do so by the Company in connection with or for the purposes of Listing including without limitation, exercising the voting rights attaching to any Shares owned by it at that time in favour of any resolutions reasonably proposed by the Company and agreeing to any customary lock up and/or restriction on dealings in securities of the Company following Listing provided further that if at any time before or after the Listing, any provisions of this Agreement are in conflict with applicable laws of the state of incorporation of the Company, or Powin Corporation after the Merger, or in conflict with SEC requirements or in conflict with NASDAQ corporate governance rules or similar exchange rules, then such provisions which are in conflict shall be deemed nullified and of no force or effect..

5.3	Demand and Piggyback Registration Rights

The parties agree that the Major Shareholders shall have the rights to register its Shares from time to time in accordance with the terms, and subject to the conditions set forth in Schedule 7:

6.	PROTECTION OF THE BUSINESS

6.1	In this clause:

6.1.1	"Competing Business" means any business carried on within the United States and the People's Republic of China which wholly or partly competes or proposes to compete with the Business or with any business which at the Termination Date the Company proposes to carry on in the immediate or foreseeable future;

6.1.2	"Restricted Goods or Services" means goods or services of the same type as or similar to or competitive with any goods or services supplied by the Company in carrying on the Business;

6.1.3	"Restricted Parties" means Key Shareholders and Powin Corporation prior to the effectiveness of the Merger;

6.1.4	"Termination Date" means the earlier of the date of termination of this Agreement or the date the Restricted Party ceases to hold any Shares; and

6.1.5	references to acting directly or indirectly include (without prejudice to the generality of that expression) acting alone or on behalf of any other person or jointly with or through or by means of any other person.

6.2	Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly carry on or be engaged or interested in a Competing Business, save that it may hold for investment up to 5% of any class of securities of any Competing Business quoted or dealt in on a recognised stock exchange.

6.3	Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly accept orders for or supply or cause orders to be accepted for or cause to be supplied Restricted Goods or Services to any person:

6.3.1	who, to its knowledge, was provided with goods or services by the Group in the course of the carrying on of the Business at any time within the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, at any time during the 18 months up to and including the Termination Date; or

6.3.2	who, to its knowledge, was negotiating with any member of the Group in relation to orders for or the supply of goods or services in the course of the carrying on of the Business at any time within the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, at any time during the 18 months up to and including the Termination Date.

6.4	Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly solicit, canvass or approach or endeavour to solicit, canvass or approach or cause to be solicited, canvassed or approached any person:

6.4.1	who, to its knowledge, was provided with goods or services by the Group in the course of the carrying on of the Business at any time within the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, at any time during the 18 months up to and including the Termination Date; or

6.4.2	who, to its knowledge, was negotiating with any member of the Group in relation to orders for or the supply of goods or services in the course of the carrying on of the Business at any time within the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, at any time during the 18 months up to and including the Termination Date;

for the purpose of offering to that person Restricted Goods or Services.

6.5	Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly solicit, canvass or approach or endeavour to solicit, canvass or approach or cause to be solicited, canvassed or approached for the purpose of obtaining the supply of goods or services of the same type as or similar to any goods or services supplied to any member of the Group in the course of the carrying on of the Business any person who, to its knowledge, supplied the Company with any such goods or services at any time:

6.5.1	during the preceding 18 months, where the Agreement has not terminated; or

6.5.2	where the Agreement has terminated, during the 18 months up to and including the Termination Date,

where it is reasonably likely that such soliciting, canvassing or approaching would, if successful, materially prejudice the Group's ability to procure or the terms on which it is able to procure the supply of such goods or services.

6.6	Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly:

6.6.1	solicit or entice away or endeavour to solicit or entice away or cause to be solicited or enticed away from any member of the Group any person who is, and, where the Agreement has terminated, was at the Termination Date, employed or directly or indirectly engaged by any member of the Group in an executive, sales, marketing, research or technical capacity or any of the Key Employees, with a view to inducing that person to leave such employment or engagement (whether or not such person would commit a breach of his contract of employment or engagement by reason of leaving);

6.6.2	solicit or endeavour to solicit or cause to be solicited any person who was at any time during the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, during the18 months up to and including the Termination Date, employed or directly or indirectly engaged by any member of the Group who, by reason of their employment or engagement, possesses any trade secrets or a material amount of confidential information concerning the Business or is likely to be able to solicit away from the Group the custom of any person to whom the Group supplies goods or services, with a view to inducing that person to act in the same or a materially similar capacity in relation to the same or a materially similar field of work for another person carrying on business in competition with the Group (whether or not such person would commit a breach of his contract of employment or engagement by reason of so acting).

6.7	Each of the restrictions set out in sub‑clauses 6.2 to 6.6 is separate and severable and, in the event of any such restriction (including the defined expressions in sub‑clause 6.1 being determined as unenforceable in whole or in part for any reason, such unenforceability shall not affect the enforceability of the remaining restrictions or, in the case of part of a restriction being unenforceable, the remainder of that restriction. The restrictions in sub‑clause 6.2 shall be deemed to be separate and severable in relation to each of the countries set out in sub‑clause 6.1.1.

7.	DEFAULT

7.1	General Events of Default

A Major Shareholder (or someone who subscribes to Shares which if paid for would entitle such party to become a Major Shareholder) commits an event of default (an "Event of Default") if:

7.1.1	it does not pay any amount due and payable by it under its Subscription Agreement and such amount remains unpaid after the expiry of thirty (30) days following the giving by the Company or Powin Corporation to such party of a notice requiring such payment to be made; or

7.1.2	an order is made by a court of competent jurisdiction, or a resolution is passed, for the bankruptcy, liquidation or administration of Major Shareholder or a notice of appointment of an administrator of such Major Shareholder is filed with a court of competent jurisdiction (otherwise than in the course of a reorganisation or restructuring previously approved in writing by the other Shareholders);

7.1.3	any step is taken (otherwise than in the course of a reorganisation or restructuring previously approved in writing by the other Major Shareholders) to appoint a manager, receiver, administrative receiver, administrator, trustee or other similar officer of such Major Shareholder or in respect of such Major Shareholder or any of its assets which include either (i) the Shares held by that Major Shareholder or (ii) shares or other securities in that Major Shareholder;

7.1.4	it convenes a meeting of its creditors or makes or proposes any arrangement or composition with, or any assignment for the benefit of, its creditors;

7.1.5	it commits a material breach of this Agreement and (if capable of remedy) fails to remedy the same (or establish plans to remedy the same in a manner reasonably satisfactory to the other Major Shareholders) within twenty (20) Business Days of notice to do so being given by the Company or Powin Corporation (and in respect of which such other Major Shareholders expresses its intention to exercise its rights under this clause); or

7.1.6	it is unable to pay its debts as they fall due.

7.2	Consequences of an Event of Default

7.2.1	On the occurrence of an Event of Default committed by such party (a "Defaulting Shareholder") then, without prejudice to the Defaulting Shareholder's obligations under this Agreement and to any other rights or remedies available to any of the other parties with respect to the Defaulting Shareholder, any of the other Major Shareholders shall be entitled by notice in writing to the Defaulting Shareholder (copied to the Company or Powin Corporation) at any time whilst such Event of Default subsists to require:

(A)	that the Defaulting Shareholder shall not exercise its right to attend and vote at general meetings of the Company or execute written resolutions; and

(B)	that any Director appointed by the Defaulting Shareholder shall be suspended.

(C)	such Defaulting Shareholder shall not have the right to assert any of the provisions of this Agreement for the benefit of Major Shareholders.

7.2.2	Pursuant to the right granted to them under this Agreement , the Major Shareholders agree, and give notice of such agreement to the Company, that whenever any notice is given pursuant to clause 7.2.1(B), no Director who is the subject of such notice shall be required in order to constitute a quorum for the transaction of business at a meeting of the Board and the quorum requirements for meetings of the Board as set out in this Agreement and the Articles shall, in those circumstances, be construed accordingly.

7.3	General Indemnity

A Defaulting Shareholder shall on demand from any other party, indemnify such other party against any loss, cost, claim, damage or expense (including but not limited to legal fees) suffered or incurred:

7.3.1	as a result of any default by the Defaulting Shareholder in the performance of any of the obligations expressed to be performed by it under this Agreement or as the result of an occurrence of an Event of Default which has occurred in relation to such Defaulting Shareholder; or

7.3.2	in connection with the enforcement, preservation or protection of any rights against the Defaulting Shareholder under this Agreement.

7.4	Default Interest

If any party fails to pay any amount due and payable by it under this Agreement or under any judgment in connection with this Agreement, such party shall pay to the party or parties to whom the same was due, interest on such overdue amount including overdue interest under this clause from the due date until the date of actual payment, as well after as before judgment, at a rate of 5% per annum above the base rate from time to time of The Hongkong and Shanghai Banking Corporation Limited.

8.	TERMINATION

8.1	Full termination

This Agreement shall remain in full force and effect as between all the parties until the earlier of:

8.1.1	the dissolution of the Company; or

8.1.2	a Listing; or

8.1.3	the agreement of all the parties that it be terminated.

8.1.4

8.2	Partial termination

Without prejudice to clause 8.1, this Agreement shall terminate, as between a Major Shareholder and the other parties when such Major Shareholder no longer owns 15% of the outstanding common stock of the Company, or its equivalent upon the effectiveness of the Merger.

8.3	Consequences of termination

8.3.1	Termination of this Agreement shall be without prejudice to any accrued rights or obligations of the parties up to the date of termination; and the provisions of clauses 1 and 9 to 11, shall remain in full force and effect notwithstanding termination.

8.3.2	On ceasing to be a Major Shareholder, the former Major Shareholder shall return to the Company or destroy any information of the kind referred to in clause 9.1.2 and 9.1.3, except to the extent that clauses 9.2.1 and/or 9.2.2 apply to such information.

8.3.3	Notwithstanding clause 8.3.2, the former Major Shareholder may retain any information of the kind referred to in clause 9.1.2 and 9.1.3:

(A)	which is referred to in its board minutes or in documents referred to therein; and/or

(B)	which it is impracticable to expunge from a computer, word processor or other device,

in each case without prejudice to any duties of confidentiality in respect of that information so retained.

9.	CONFIDENTIALITY AND ANNOUNCEMENTS

9.1	General restrictions

Subject to the exceptions provided in clauses 9.2 and 9.3, none of the parties shall, at any time, whether before or after the expiry or sooner termination of this Agreement, without the written consent of the other parties, divulge or permit its officers, employees, agents, advisers or contractors to divulge to any person (other than to any respective officers or employees of a party or a person to whom, in each case, disclosure of information is permitted by this Agreement and who require the same to enable them properly to carry out their duties):

9.1.1	Intentionally Deleted.

9.1.2	any Confidential Information which it may have or acquire (whether before or after the date of this Agreement) relating to the Business; and/or

9.1.3	any information which, as a consequence of the negotiations relating to this Agreement or of a party being involved in the Business or any member of the Group in any manner whatsoever (including as a Major Shareholder and as an appointor of a Director) or performing or exercising its rights and obligations under this Agreement, any party may have acquired (whether before or after the date of this Agreement) with respect to the customers, business, assets or affairs of any other party.

9.2	Exceptions

The confidentiality obligations imposed by clause 9.1 shall not apply to the disclosure of any information by a party (the "disclosing party"):

9.2.1	which now or hereafter comes into the public domain otherwise than as a result of a breach by the disclosing party of its undertaking of confidentiality under this Agreement;

9.2.2	which was lawfully in the disclosing party’s possession prior to disclosure by the disclosing party, or now or hereafter becomes available to the recipient from a source where such source is not bound by any obligation of confidentiality in relation to such information;

9.2.3	which is required by law or any applicable regulatory authority to be disclosed to any person or any person who is authorised by law to receive the same;

9.2.4	which is required to be disclosed by the regulations of the SEC or of any recognised exchange upon which the share capital of the disclosing party or its Holding Company is or is proposed to be from time to time listed or dealt in;

9.2.5	which is required to enable the disclosing party to enforce its rights under this Agreement or any document entered into pursuant to it;

9.2.6	to a court, arbitrator or administrative tribunal in the course of proceedings before it to which the disclosing party is a party in a case where such disclosure is required by such proceedings;

9.2.7	to any professional advisers to, and consultants, employees or agents of, the disclosing party who are bound to the disclosing party by a duty of confidence which applies to any information disclosed;

9.2.8	to the other parties to this Agreement; or

9.2.9	in the case of the disclosing party being a Major Shareholder, pursuant to or as expressly permitted by the terms of this Agreement including but not limited to clause 9.4.

9.3	Announcements

Subject to the remaining provisions of this clause, no party shall release any announcement or except as provided in this Agreement despatch any announcement or circular, relating to this Agreement unless the form and content of such announcement or circular have been submitted to, and agreed by, the other parties. Nothing in this clause 9.3 shall prohibit any party from making any announcement or despatching any circular as required by law or the rules of any other regulatory body in which case, the party required to make the announcement must, so far as is practicable, take into account the reasonable requirements of the other parties as to the content of such announcement or circular.

9.4	Rights of Shareholders to disclose information to others

Each Shareholder may disclose any information received from the Company or relating to the Business or otherwise to the assets, affairs and financial or other position of the Group to:

9.4.1	any Holding Company or subsidiary of that Major Shareholder and to any subsidiary of any such Holding Company, provided that it shall use all reasonable endeavours to procure that such recipients are aware of the confidential nature of such information and such information may not be used other than for the purpose of reviewing any investment in the Company;

9.4.2	any adviser to, trustee or manager of or a Major Shareholder Investor or prospective Major Shareholder and any person on whose behalf the Shares are held, provided that it shall use all reasonable endeavours to procure that such recipients are aware of the confidential nature of such information and such information may not be used other than for the purpose of reviewing any investment in the Company and that they enter into confidentiality agreements with the Company;

9.4.3	its legal and investment advisers and any of its other professional advisers who are bound to such Major Shareholder by a duty of confidence in respect of the information disclosed; and

9.4.4	any underwriter or broker for the purpose of facilitating the Listing or in connection with a financing transaction

10.	MISCELLANEOUS PROVISIONS

10.1	No Partnership

Nothing in this Agreement or in any document referred to in it or any arrangement contemplated by it shall constitute any of the parties a partner of any other, nor shall the execution, completion and implementation of this Agreement confer on any party any power to bind or impose any obligations to any third parties on any other party or to pledge the credit of any other party.

10.2	Assignment and further share issues

10.2.1	None of the parties may assign any of their respective rights or obligations under this Agreement nor any of the documents referred to in this Agreement in whole or in part (otherwise than pursuant to a transfer of Shares in accordance in all respects with the provisions and requirements of this Agreement and of the Articles).

10.2.2	If a party ceases to hold Shares it shall cease to be a party to this Agreement and shall cease to have any liability under this Agreement (save to the extent that such liability has already arisen and save for its continuing obligations under clauses 6 and 9) with effect from the date on which all Deeds of Adherence required by this Agreement have been executed.

10.3	Waiver

The rights and remedies of the parties shall not be affected by any failure to exercise or delay in exercising any right or remedy or by the giving of any indulgence by any other party or by anything whatsoever except a specific waiver or release in writing and any such waiver or release shall not prejudice or affect any other rights or remedies of the parties. No single or partial exercise of any right or remedy shall prevent any further or other exercise thereof, or the exercise of any other right or remedy.

10.4	Entire agreement and severance

10.4.1	Each of the parties to this Agreement confirms that this Agreement together with the Subscription Agreement, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing.

10.4.2	Each party confirms that in entering into this Agreement it has not relied on any representation, warranty, assurance, covenant, indemnity, undertaking or commitment which is not expressly set out or referred to in this Agreement.

10.4.3	If any provision of this Agreement shall be void or unenforceable by reason of any applicable law, it shall be deemed to be deleted and the remaining provisions of this Agreement shall continue in full force and effect.

10.5	Further assurance

Each party shall after the date of this Agreement execute all such deeds and documents and do all such things as the other parties may require for perfecting the transactions intended to be effected under or pursuant to this Agreement and for giving the other parties the full benefit of the provisions of this Agreement, including the amendment of the Articles to reflect the provisions of this Agreement (to the extent required) and making the necessary regulatory filing of the same as soon as practicable following the date of this Agreement (in any event by no later than ten (10) Business Days following the execution of this Agreement).

10.6	Notices

10.6.1	A notice (including any approval, consent or other communication) in connection with this Agreement and the documents referred to in it:

(A)	must be in writing;

(B)	must be left at the address of the addressee or sent by pre‑paid post to the address of the addressee or sent by facsimile to the facsimile number of the addressee and marked for the attention of the person so specified, or to such other address or facsimile number and/or marked for the attention of such other person, as the relevant party may from time to time specify by notice given in accordance with this clause. The relevant details of each party for the service of notices as at the date of this Agreement are set out in Schedule 6; and

(C)	for the avoidance of doubt, must not be sent by electronic mail unless agreed to by the parties.

10.6.2	In the absence of evidence of earlier receipt, any notice shall take effect from the time that it is deemed to be received in accordance with clause 10.6.3 below.

10.6.3	Subject to clause 10.6.4 below, a notice is deemed to be received:

(A)	in the case of a notice left at the address of the addressee, upon delivery at that address;

(B)	in the case of a posted letter, on the third (3rd) day after posting; and

(C)	in the case of a facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

10.6.4	A notice received or deemed to be received in accordance with clause 10.6.3 above on a day which is not a Business Day or after 5p.m. on any Business Day, according to local time in the place of receipt, shall be deemed to be received on the next following Business Day.

10.6.5	Each party undertakes to notify all of the other parties by notice served in accordance with this clause if the address specified herein is no longer an appropriate address for the service of notices.

10.7	Taxation of payments

Any payment made by or due under, or pursuant to the terms of this Agreement from a party to this Agreement to another party under this Agreement shall be free and clear of all Taxation whatsoever save only for any deductions or withholdings required by law.

10.8	Payments net of Tax

If any deductions or withholdings are required by law, or any payments made by or due from a party under this Agreement to another party under this Agreement are liable for Taxation, or would have been liable for Taxation but for the utilisation of any Tax relief in respect of such liability, the paying party shall be liable to pay to the recipient such further sums as shall be required to ensure that the net amount received by the recipient will equal the full amount which would have been received under the relevant provisions of this Agreement in the absence of any such deductions, withholdings or Taxation liabilities.

10.9	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute one instrument.

10.10	Variations

No variation of this Agreement (or any of the documents referred to in it) shall be valid unless made in writing (which for this purpose does not include e-mail) and signed by or on behalf of the parties. The expression "variation" includes any variation, supplement, deletion or replacement however effected.

10.11	Damages

Each party acknowledges that damages may not be an adequate remedy for any breach of the undertakings by that party contained in this Agreement and that any other party may be entitled (in addition to damages) to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of any such undertakings.

10.12	Relationship of Agreement and Articles

If, during the continuance of this Agreement, there shall be any conflict between the provisions of this Agreement and of the Articles then as between the Shareholders who are a party to this Agreement or who have executed a Deed of Adherence, during such period, the provisions of this Agreement shall prevail.

10.13	No amendment to Articles

Nothing contained in this Agreement shall be deemed to constitute an amendment of the Articles or of any previous articles of association of the Company.

11.	GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

11.1	Hong Kong law shall govern this Agreement and all documents delivered pursuant hereto without regard to principles of conflicts of law. The Parties each submit to the non-exclusive jurisdiction of the State and Federal courts in Portland, Oregon, except that nothing in this Agreement shall be deemed to operate to preclude a Party from bringing suit or taking other legal action in any other jurisdiction to enforce its rights or to enforce a judgment or other court order in favour of a Party. Each Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Party at the address for notices set forth above and that service so made shall be deemed completed upon the earlier to occur of such Party’s actual receipt thereof or, in the case of the Issuer, three (3) days after deposit in the US mails, proper postage prepaid.

11.2	Except for disputes relating to the enforcement of this Agreement, any claim, dispute or controversy of whatever nature arising out of or relating to this Agreement, including, any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (the "Claim"), shall be resolved by final and binding arbitration. The arbitration shall be conducted by and submitted to a single arbitrator (the "Arbitrator") selected from and administered by the Portland, Multnomah County, Oregon of JAMS ("JAMS"), in accordance with its then existing Comprehensive Arbitration Rules & Procedures; however, upon the written demand of any Party to the arbitration, the arbitration shall be conducted by and submitted to three Arbitrators selected from and administered by the JAMS Comprehensive Arbitration Rules & Procedures. The arbitration hearing shall be held in Portland, Multnomah County, Oregon.

The Arbitrator(s) shall NOT be authorized to reform, modify or materially change this Agreement or other agreements entered into between the Parties. Each Party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Arbitrator(s) and JAMS; however, the Arbitrator(s) shall be authorized to determine whether a Party is the prevailing Party and, if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Arbitrator(s) and JAMS.  The Arbitrator(s), and not a court, shall also be authorized to determine whether this clause 11 applies to a Claim sought to be resolved hereunder. The Arbitrator(s) shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and a written statement of decision describing the material factual findings and conclusions on which the award is based, including the calculation of any damages awarded.

By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a Claim were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this arbitration provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

SCHEDULE 1

 CORPORATE STRUCTURE OF THE GROUP

The Company

Registered Company Name:	Powin Energy Corporation

Date of Incorporation:	8-9-2010

Place of Incorporation:	The State of Oregon, United States

Issued Share Capital:	US$_________divided into ________ Shares

Financial Year End:	31 December

SCHEDULE 2

FORM OF DEED OF ADHERENCE (TRANSFERS)1

THIS DEED is made on [                                   ] 20[  ] BETWEEN:

1.	[ ] ‑ all existing parties other than transferor and transferee] (the "Shareholders");

[2.]	POWIN ENERGY CORPORATION, company incorporated in [the State of Oregon, US and whose registered office is at [•], the United States of America ("Company");

3.	[ ], a company incorporated under the laws of [ ] having its [registered] office at [ ] OR [ ] of [address] (the "Transferor")];

4.	[ ], a company incorporated under the laws of [ ] having its [registered] office at [ ] OR [ ] of [address] ("New Shareholder")

WHEREAS:

(A)	The Transferor [is a party] [has acceded by means of an agreement dated] [date of previous Deed of Adherence] to an agreement entitled "Shareholder's Agreement" dated [—] and made between the Company and the parties named therein (the "Shareholder's Agreement") by which the Shareholders and the other parties thereto agreed provisions relating to the ownership of the Company and the conduct of its Business.

(B)	The Transferor wishes to transfer to the Transferee the Shares described in the Schedule to this Deed (the "Transferred Interest") and the New Shareholder has agreed to purchase the Transferred Interest [subject to and in accordance with the terms and conditions of an agreement to be dated [date of Transfer Agreement] and made between the Transferor and the New Shareholder (the "Transfer Agreement").]

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Deed (including the Recitals and Schedule hereto), unless the subject or context otherwise requires, words defined in the Shareholder's Agreement shall have the same meanings when used herein and:

"Completion" means the completion of the sale and transfer of the Transferred Interest to take place at the offices of [—] on [date] in accordance with the provisions of the Articles; and

"Transfer Date" has the meaning given thereto in clause 3.1.

1.2	Interpretation and Construction

The provisions of clauses 1.1 and 1.2 of the Shareholder's Agreement shall apply to this Deed mutatis mutandis.

1 For use on transfer of Shares.

1.3	Headings

Headings shall be ignored in the construction of this Deed.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The New Shareholder represents and warrants to each of the other parties as follows:

2.1.1	Status

It is a company duly established and existing under the laws of the jurisdiction stated on page 1 of this Deed and has the power and authority to own its assets and to conduct the business which it conducts.

2.1.2	Powers

It has the power (a) to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholder's Agreement and (b) to act as a Shareholder of the Company.

2.1.3	Authorisation and consents

All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholder's Agreement, legally binding and enforceable and (b) to make this Deed and the Shareholder's Agreement admissible in evidence in the courts of the jurisdiction in which it is incorporated have been taken, fulfilled and done.

2.1.4	Non‑violation of laws etc.

Its entry into, exercise of its respective rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholder's Agreement and the purchase of Shares do not and will not violate or exceed any restriction imposed by (a) any law to which it is subject or (b) its memorandum or articles of association or, as the case may be, certificate of incorporation or bye‑laws/statutes.

2.1.5	Obligations binding

Its obligations under this Deed and the Shareholder's Agreement are valid, binding and enforceable.

2.1.6	Non‑violation of other agreements

Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholder's Agreement and the purchase of Shares do not and will not violate any agreement to which it is a party which is binding on its assets.

3.	UNDERTAKINGS OF THE NEW SHAREHOLDER

3.1	Assumption of obligations

In consideration of the agreement of the Transferor to transfer the Transferred Interest to the New Shareholder, the New Shareholder undertakes, to each other party to this Deed, that it will, with effect from the date of transfer by the Transferor to the New Shareholder of the Transferred Interest (the "Transfer Date") and without prejudice to any liability of the Transferor in respect of any breach by it of obligations under the Shareholder's Agreement prior to the Transfer Date, assume, perform and comply with each of the obligations of the Transferor under the Shareholder's Agreement as if it had been a party to the Shareholder's Agreement at the date of execution thereof and the parties agree that where there is a reference to a "Shareholder" there it shall be deemed to include a reference to the Transferee.

3.2	Release

In consideration of the undertakings given by the New Shareholder under this clause, the parties hereby acknowledge and agree that the obligations of the Transferor under the Shareholder's Agreement (except those under clauses confidentiality, warranties miscellaneous) shall, in the case only of a transfer of all the Transferor's Shares, cease with effect from the Transfer Date, without prejudice to any liability of the Transferor in respect of any breach by it of obligations under the Shareholder's Agreement prior to the Transfer Date.

4.	RIGHTS OF THE TRANSFEREE

The parties hereto (other than the New Shareholder) agree that there shall be accorded to the New Shareholder with effect from the Transfer Date all the rights of the Transferor with respect to the Transferred Interest (in each case without prejudice to the rights of the Transferor under the Shareholder's Agreement in respect of any breach by any other party thereto of its obligations thereunder at any time prior to the Transfer Date) as if the New Shareholder had been a party to the Shareholder's Agreement at the date of execution thereof and, with effect from the Transfer Date, the Transferor shall cease to be entitled to those rights.

5.	NOTICES

The address and facsimile number designated by the New Shareholder for the purposes of clause 10.6 (Notices) of the Shareholder's Agreement are:

Address:

Fax:

For the attention of:

6.	ASSIGNMENT AND TRANSFER

The parties hereto hereby acknowledge and agree that, save as provided in clause 10.2 of the Shareholder's Agreement, no party shall have any right to assign, transfer or in any way dispose of the benefit (or any part thereof) or the burden (or any part thereof) of this Deed without the prior written consent of other parties.

7.	MISCELLANEOUS

7.1	This Deed shall be governed by, and construed in accordance with the laws of Hong Kong.

7.2	The provisions of clause 11.2 of the Shareholder's Agreement shall apply to this Deed mutatis mutandis.

IN WITNESS whereof this Deed has been entered into the day and year first before written.

SCHEDULE 3

FORM OF DEED OF ADHERENCE (SUBSCRIPTIONS)2

THIS DEED is made on [                                   ] 20[  ] BETWEEN:

[
1.	[ ] ‑ all existing shareholders] (the "Shareholders");

[
2.	POWIN ENERGY CORPORATION, company incorporated in the State of Oregon, US and whose registered office is at [•], the United States of America ("Company");

[
3.	[ ], a company incorporated under the laws of [ ] having its [registered] office at [ ] OR [ ] of [address] ("New Shareholder");

WHEREAS:

(A)	Pursuant to an agreement entitled "Shareholder's Agreement" dated [—] and made between the Company and the parties named therein (the "Shareholder's Agreement"), the Shareholders and the other parties thereto agreed provisions relating to the ownership of the Company and the conduct of its Business.

(B)	The New Shareholders wish to subscribe for the Shares described in the Schedule to this Deed (the "New Interest") and the Company has agreed to allot and issue the New Interest [subject to and in accordance with the terms and conditions of an agreement to be dated [date of Subscription Agreement] and made between the Company and the New Shareholder (the "Subscription Agreement").]

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Deed (including the Recitals and Schedule hereto), unless the subject or context otherwise requires, words defined in the Shareholder's Agreement shall have the same meanings when used herein and:

"Completion" means the completion of the issue of the New Interest to take place at the offices of [—] on [date] in accordance with the provisions of the Articles; and

"Transfer Date" has the meaning given thereto in clause 3.

1.2	Interpretation and Construction

The provisions of clauses 1.1 and 1.2 of the Shareholder's Agreement shall apply to this Deed mutatis mutandis.

1.3	Headings

Headings shall be ignored in the construction of this Deed.

2 For use on allotment and issue of Shares.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The New Shareholder represents and warrants to each of the other parties as follows:

2.1.1	Status

It is a company duly established and existing under the laws of the jurisdiction stated on page 1 of this Deed and has the power and authority to own its assets and to conduct the business which it conducts.

2.1.2	Powers

It has the power (a) to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholder's Agreement and (b) to act as a Shareholder of the Company.

2.1.3	Authorisation and consents

All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholder's Agreement, legally binding and enforceable and (b) to make this Deed and the Shareholder's Agreement admissible in evidence in the courts of the jurisdiction in which it is incorporated have been taken, fulfilled and done.

2.1.4	Non‑violation of laws etc.

Its entry into, exercise of its respective rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholder's Agreement and the subscription for Shares do not and will not violate or exceed any restriction imposed by (a) any law to which it is subject or (b) its memorandum or articles of association or, as the case may be, certificate of incorporation or bye‑laws/statutes.

2.1.5	Obligations binding

Its obligations under this Deed and the Shareholder's Agreement are valid, binding and enforceable.

2.1.6	Non‑violation of other agreements

Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholder's Agreement and the [purchase of and] subscription for Shares do not and will not violate any agreement to which it is a party which is binding on its assets.

3.	UNDERTAKINGS OF THE NEW SHAREHOLDER

In consideration of the agreement of the Company to allot and issue the New Interest to the New Shareholder, the New Shareholder undertakes, to each other party to this Deed, that it will, with effect from the date of allotment and issue to the New Shareholder of the New Interest (the "Transfer Date") assume, perform and comply with each of a Shareholder's obligations under the Shareholder's Agreement as if it had been a party to the Shareholder's Agreement at the date of execution thereof and the parties agree that where there is a reference to a "Shareholder" there it shall be deemed to include a reference to the Transferee.

4.	RIGHTS OF THE TRANSFEREE

The parties hereto (other than the New Shareholder) agree that there shall be accorded to the New Shareholder with effect from the Transfer Date all the rights of a Shareholder with respect to the New Interest as if the New Shareholder had been a party to the Shareholder's Agreement at the date of execution thereof and, with effect from the Transfer Date.

5.	NOTICES

The address and facsimile number designated by the New Shareholder for the purposes of clause 10.6 (Notices) of the Shareholder's Agreement are:

Address:

Fax:

For the attention of:

6.	ASSIGNMENT AND TRANSFER

The parties hereto hereby acknowledge and agree that, save as provided in clause 10.2 of the Shareholder's Agreement, no party shall have any right to assign, transfer or in any way dispose of the benefit (or any part thereof) or the burden (or any part thereof) of this Deed without the prior written consent of other parties.

7.	MISCELLANEOUS

7.1	This Deed shall be governed by, and construed in accordance with the laws of Hong Kong.

7.2	The provisions of clause 11.2 of the Shareholder's Agreement shall apply to this Deed mutatis mutandis.

IN WITNESS whereof this Deed has been entered into the day and year first before written.

SCHEDULE 4

PART A

RESERVED MATTERS FOR BOTH KEY SHAREHOLDERS

(A)	Amendment, modification or waiver of any material provisions of the constitutional documents or like documents of any Group Company, including the Articles.

(B)	Any re-organisation, merger, amalgamation or consolidation with any other entity other than in connection with a Listing.

(C)	Any proposal or any passing of any resolution for the winding up, placing into administration or liquidation of the Company or any Group Company other than pursuant to a mandatory requirement of any applicable law.

(D)	Any change to the accounting reference date of the Group, the Agreed Accounting Practices and Policies (other than as required to comply with international financial reporting standards or applicable laws) or the removal of the Auditors as auditors of the Company or any member of the Group or the appointment as auditors or joint auditors of the Company or any member of the Group of any firm other than the Auditors.

(E)	Any change to the rights attaching to the Shares.

(F)	The issue of any shares (by way of bonus or otherwise) and/or the grant of any option or right to acquire or call for the issue of the same whether by conversion, subscription or otherwise of any Group Company save as otherwise expressly permitted by this Agreement or issuances in accordance with clause 3.1.5 provided however the Company (or Powin Corporation after the Merger is effective) may issue employee stock options covering up to 20% of the outstanding common stock of the Company or Powin Corporation, as the case may be..

(G)	Consummation of a Listing, provided that all parties agree and consent to the Merger as a result of which the Company will become a publically listed OTC company.

(H)	The recommendation of or proposals for any payment of any dividend or any other distribution of any Group Company other than as permitted by this agreement.

(I)	The creation or amendment of any employee share scheme and/or the issue of any options under any such scheme.

PART B

RESERVED MATTERS THE BOARD OF DIRECTORS

1.	The annual budget of the Group (the "Approved Budget").

2.	The incurring of any capital expenditure by any member of the Group in excess of US$300,000 in respect of any one transaction or, in aggregate, in respect of multiple of transactions which are of a similar or identical nature in substance.

3.	The entry by any member of the Group into any agreement for the sale, operation and/or management of the Group's power storage management systems, electric motor vehicle charging systems / stations or similar products and services.

4.	The incurring of any expenditure by any member of the Group which exceed the amount for that item in the Approved Budget or which relates to an item or category not included in the Approved Budget.

5.	The entry by any member of the Group into any contract, liability or commitment which (i) is incapable of being terminated within 12 months without the payment of any penalty by the Group, or (ii) could involve expenditure or the incurring of any other obligation by the company which in any case exceeds US$300,000 in respect of any one transaction or, in aggregate, in respect of multiple of transactions which are of a similar or identical nature in substance.

6.	The creation or giving of any encumbrance in respect of all or any part of the undertaking, property or assets of the company or the acceptance by the company of any encumbrance for its benefit.

7.	The creation by any member of the Group of any borrowings or other indebtedness or obligation in the nature of borrowings (including, without limitation, obligations pursuant to any debenture, bond, note, loan stock or other security of such company and obligations pursuant to finance leases) except as specifically provided for in the Approved Budget for the relevant year.

8.	Any actual or proposed sale or other disposition of any assets or rights of any member of the Group or any actual or proposed acquisition of any assets or rights by any member of the Group in excess of an aggregate amount of US$300,000 in any year unless specifically provided in the Approved Budget or it involves the sale of current assets used in the ordinary course of Business.

9.	The acquisition, whether by transfer, subscription or otherwise of any shares or debentures in any company or corporation other than the establishment of wholly-owned subsidiaries.

10.	The entry by the company into any partnership, joint venture or other profit sharing agreement.

11.	The cessation by the company of the business or the carrying on of the business on any materially reduced scale.

12.	Any advance, loan or deposit of money by the any member of the Group not in the ordinary course of the business.

13.	The initiation, conduct, settlement or abandoning of any claim, litigation, arbitration or other proceedings involving the company or any admission of liability by or on behalf of any member of the Group except in any case in relation to debt collection in the ordinary course of the business.

14.	The making of any change (from the point of view of the relevant employee or category of employees) in the terms and conditions of employment (contractual or non‑contractual) of any employee or category of employees or the making of any such change in the terms of employment or the variation in the scope of duties of or the engagement, dismissal or termination of employment of any employee with annual remuneration in excess of US$150,000 unless such change, engagement, dismissal or termination is included in the Approved Budget.

15.	Any change in the level of remuneration paid to any of the directors or the terms or conditions of employment of any of the directors unless such change is included in the Approved Budget.

16.	Any transaction with any person otherwise than at arms length and for full value or any transaction with a Major Shareholder or a Related Parties of any Major Shareholder.

17.	The adoption of, or participation by any member of the Group in, any pension scheme or the amendment of any existing pension scheme of the company or, except in compliance with the advice of actuaries appointed at a quorate meeting of the directors to review such scheme, any variation in or cessation of the contributions made by any member of the Group to any such scheme.

SCHEDULE 5

 TRANSFER OF SECURITIES

TRANSFER OF SHARES

1.	No Major Shareholder may, without the consent of the Key Shareholders, create or permit to subsist any Encumbrance or other security interest whatsoever on or over or in respect of all or any of the Shares held by it, and shall not otherwise dispose of any of its Shares or otherwise purport to deal with the beneficial or economic interest therein (including but not limited to its voting rights) or any right relating thereto except by a transfer in accordance with this Schedule or the terms of this Agreement. Any transfer or other disposal of Shares that is made other than in accordance with this Schedule or the terms of this Agreement shall be void and deemed to be of no effect and the parties shall procure that such transfer shall not be registered in the statutory books and records of the Company.

2.	If any Major Shareholder (the "Transferor") wishes to transfer any of its Shares or to dispose of any interest therein, it shall serve on the other Shareholders (including the Major Shareholders) and the Company a notice (the "Transfer Notice") in writing of its wish to do so. The Transfer Notice shall:

2.1	state the number of Shares proposed to be transferred (the "Sale Shares") and the price ("Sale Price") at which they are proposed to be transferred;

2.2	give details of the person if any (the "Third Party") to whom the Transferor wishes to transfer the Sale Shares in the event that the other Shareholders do not purchase all the Sale Shares in accordance with the provisions of this Schedule, together with the principal terms of such proposed transfer and any conditions or regulatory approvals required; and

2.3          be irrevocable, once given.

3.	Within ten (10) days after receipt by the other Shareholders of the Transfer Notice, each of the other Shareholders shall give notice in writing as to whether it is willing to purchase any of the Sale Shares at the Sale Price and if so the maximum number of Sale Shares that it is prepared to purchase.

4.	If any of the other Major Shareholders (each a "Transferee") applies for all or any of the Sale Shares then:

4.1	if the aggregate number of Sale Shares applied for is equal to or less than the number of Sale Shares, the Transferor shall allocate the Sale Shares in accordance with the applications; or

4.2	if the number of Sale Shares applied for is more than the number of Sale Shares, the Transferor shall allocate the Sale Shares as between the Transferees pro rata (or as nearly as is practicable) to their holdings of Shares but so that no Transferee shall be allocated more Sale Shares than applied for.

5.	On the expiry of the ten (10) day period referred to in paragraph 3, the Transferor shall forthwith give notice (the "Allocation Notice") of the allocation of Sale Shares in accordance with paragraph 4 to each Transferee and shall specify in the Allocation Notice the number of Sale Shares allocated to each such Transferee and the place and time (being not later than three (3) Business Days after the date of the Allocation Notice) at which the Transferor and Transferee shall be bound to complete the sale of such Sale Shares. The Transferor shall be bound, on receipt of payment of the Sale Price, to transfer the relevant Sale Shares comprised in the Allocation Notice to the Transferee named therein at the time and place therein specified.

6.	If, at the end of the ten (10) day period referred to in paragraph 3, the other Major Shareholders shall not have agreed to purchase all of the Sale Shares, the Transferor shall be at liberty to transfer all (but not part only) of the Sale Shares not applied for, at any time within sixty (60) days of the expiry of such period, to the Third Party specified in the Transfer Notice at a price not less than the Sale Price and otherwise on terms not more favourable than set out in the Transfer Notice and provided that the Third Party (if it is not already a Major Shareholder) executes and becomes bound by a Deed of Adherence.

7.	Nothing in this Agreement shall apply to any transfer or sale of shares of Powin Corporation owned by the Founder or subject to his control, where such ownership is not as a result of the Merger.

8.	Notwithstanding anything to the contrary contained in this Agreement or in the Articles, any Major Shareholder shall have the right to transfer its entire holding of Shares to its Related Company (or in the case of an individual Shareholder, to any family trust established by or for the benefit of that Shareholder) without being required to comply with the restrictions on transfer of Shares as set out in this Schedule, provided that before such transfer takes place, the relevant transferee executes and becomes bound by a Deed of Adherence and if such transferee ceases to be its Related Company (or a family trust benefitting relevant Shareholder) the entire holding of Shares shall be transferred back to the previous Shareholder and such previous Shareholder shall at all times remain a party to this Agreement and bound by this Agreement and shall procure that the transferee performs its obligations under this Agreement.

9.	The parties shall procure that the Directors only register a transfer of Shares where the transfer was carried out in accordance with this Agreement and the Articles.

TAG ALONG RIGHTS

10.	Subject to paragraph 7 above, if any Major Shareholder intends to dispose of its Shares, without prejudice to the other Shareholders' rights under paragraphs 4 and 5 above, in addition to issuing a Transfer Notice in accordance with paragraph 2 above, the relevant Major Shareholder ("Major Transferor") shall procure that the Third Party offer to acquire all of each Shareholder's Shares at effectively the same price per Share (and otherwise upon the same terms) as offered by the Third Party to the Major Transferor and on no less favourable terms and with the same completion date as those offered to the Major Transferor.

SCHEDULE 6

 CONTACT DETAILS

Name	Address or registered office address and registered no. or passport no. where applicable	Facsimile number	Person to whom notices should be given
SF Suntech Inc.	Portion B, 30/F Bank of Tower, 1 Garden Road, Central, Hong Kong	852-23638086	Mr. Keith Tse
Powin Corporation	20550 SW 115th Avenue Tualatin, OR 97062	503-598 3941	Joseph Lu, CEO
Powin Energy Corporation	20550 SW 115th Avenue Tualatin, OR 97062	503-598 3941	Nicholas I. Goyak Secretary
Mr. Joseph Lu	333 NW 9th Ave. #1212, Portland, OR 97209	503 598 3941
*Add name of new party and contact info

SCHEDULE 7

 REGISTRATION RIGHTS

1.          Definitions. As used in this Schedule, the following terms shall have the meanings set forth below or as otherwise defined in the Agreement:

1.1          “Adverse Disclosure” means public disclosure of material non-public information which, in the Company’s board of director’s good faith judgment (i) would be required to be made in any report or a Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly (other than avoidance of its obligations hereunder), including, without limitation, a potential material acquisition, divestiture of assets or other material corporate transaction, or the disclosure of such information would reasonably be expected to have a materially adverse effect on the Company.

1.2          “Additional Shares” means any additional Shares issued to any Holder pursuant to a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, the Shares.

1.3          “Applicable Market” means NASDAQ.

1.4          “Demand Registration Request” has the meaning given to it in clause 2.1(a) hereof.

1.5          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.6          “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or of a subsidiary of the Company pursuant to a stock option, stock purchase, or any other employee benefit plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration on Form S-4 under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC; (v) a registration on a registration statement providing for the continuous sale of securities by the Company pursuant to Rule 415 promulgated under the Securities Act or (vi) a registration in which the only Shares being registered are Shares issuable upon conversion of debt securities or other convertible securities that are also being registered.

1.7          “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8          “Holder” (collectively, “Holders”) means the Major Shareholders or any transferee of Registrable Securities, to the extent holding Registrable Securities.

1.9          “Holder Counsel” has the meaning ascribed to it in clause 2.1(f)(v) hereof.

1.10        “Holder Indemnitees” has the meaning ascribed to it in clause 2.5(a) hereof.

1.11        “Indemnified Party” has the meaning ascribed to it in clause 2.5(c) hereof.

1.12        “Indemnifying Party” has the meaning ascribed to it in clause 2.5(c) hereof.

1.13        “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Authority or any arbitrator or arbitration panel.

1.14        “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

1.15        “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

1.16        “register,” “registered” and “registration” refer to a registration effected by filing with the SEC a Registration Statement in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

1.17        “Registrable Securities” means (i) the Shares purchased pursuant to the Agreement and (ii) any Additional Shares; provided, however, that any of the Shares or Additional Shares shall cease to be treated as Registrable Securities as of (a) such time following the date that a Registration Statement covering such security has been declared effective by the SEC that such security has been disposed of pursuant to such effective Registration Statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding, (d) the date on which such security is Transferred without a transfer of the registration rights hereunder pursuant to clause 2.7 hereof or (e) the date as of which the Holder thereof, together with its Affiliates, would have been able to dispose of all of its Registrable Securities pursuant to Rule 144 (or any successor rule).

1.18        “Registration Period” has the meaning ascribed to it in clause 2.1(f)(i) hereof.

1.19        “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering any of the Registrable Securities.  References to the Registration Statement shall include any Prospectus.

1.20        “Resale Registration Statement” has the meaning ascribed to it in clause 2.1(a) hereof.

1.21        “Rule 144” means Rule 144 under the Securities Act.

1.22        “Rule 144A” means Rule 144A under the Securities Act.

1.23        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.24        “SEC” means the U.S. Securities and Exchange Commission.

1.25        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of Holder Counsel in up to the amount specified in clause 2.3 hereof, to be borne and paid by the Company as provided in clause 2.3.

1.26        “Suspension” has the meaning ascribed to it in clause 2.1(b) hereof.

1.27        “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise), any Shares or Additional Shares.

2.          Registration Rights. The Company hereby grants to each Holder the registration rights set forth in this clause 2, with respect to the Registrable Securities held by such Holder:

2.1          Demand Registration.

(a)          If the Company receives from at least two-thirds of the Holders a written request for registration of outstanding Registrable Securities with an anticipated aggregate offering price, net of Selling Expenses, of at least five million dollars ($5,000,000) (a “Demand Registration Request”), then the Company shall, subject to clauses 2.1(b) and 2.1(c) hereof, as soon as practicable, and in any event within ninety (90) days following the date that the Company receives the Demand Registration Request, file a Registration Statement on Form S-3 (or if Form S-3 is not then available to the Company, on such form of registration statement that is then available to effect the registration of all of the Registrable Securities) providing for the registration and resale of all of the outstanding Registrable Securities specified in the Demand Registration Request (such filing, the “Resale Registration Statement”). The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the rules promulgated thereunder, shall state that such Registration Statement also covers such indeterminate number of Additional Shares of common stock of the Company as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.  If the Holders intend to distribute the Registrable Securities by means of an underwriting, the Demand Registration Request shall so state. The underwriter(s) shall be selected by the Holders, subject to approval by the Company.  The Company shall cause the Resale Registration Statement to become or be declared effective by the SEC as promptly as practicable after the filing thereof.  The Holders shall not be entitled to make more than three (3) Demand Registration Requests pursuant to this Schedule that are required to be registered on a form other than Form S-3 or its equivalent.

(b)          If the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Resale Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than forty-five (45) days (or such longer period to which the Holders holding a majority of the outstanding Registrable Securities consent in writing) within which to delay the filing or effectiveness of such Resale Registration Statement or, in the case of a Resale Registration Statement that has been declared effective, to suspend the use by the Holders of such Resale Registration Statement (in each case, a “Suspension”); provided, however, that, unless consented to in writing by the Holders holding a majority of the outstanding Registrable Securities, the Company shall not be permitted to exercise a Suspension more than twice during any 12-month period and there must be at least ninety (90) days between each permitted Suspension.  In the case of a Suspension that occurs after the effectiveness of the Resale Registration Statement, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon the Company’s delivery of the certificate referred to in this clause 2.1(b).  The Company shall promptly notify the Holders holding Registrable Securities covered by the Resale Registration Statement upon the termination of any Suspension, and (i) in the case the Resale Registration Statement has not been filed or declared effective, shall promptly thereafter file the Resale Registration Statement, if applicable, and use its reasonable efforts to have such Resale Registration Statement declared effective under the Securities Act and (ii) in the case the Resale Registration Statement has become effective, shall amend or supplement the applicable Prospectus, if necessary, so it does not contain any untrue statement or omission prior to the expiration of the Suspension and furnish to the Holders holding Registrable Securities covered by the Resale Registration Statement such numbers of copies of any Prospectus as so amended or supplemented as such Holders may reasonably request.  The Company agrees to supplement or make amendments to the Resale Registration Statement, if so required by the registration form used by the Company for the Resale Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the outstanding Registrable Securities covered by such Resale Registration Statement.

(c)          The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to clause 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, an Company-initiated registration statement, provided, however, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, or (ii) after the Company has effected three (3) registrations pursuant to clause 2.1(a) that are required to be registered on a form other than Form S-3 or its equivalent.  A registration shall not be counted as “effected” for purposes of clause 2.1(c)(ii) until such time as the applicable Registration Statement has been declared effective by the SEC; provided, that, in the event that the Demand Registration Request is withdrawn by the Holders holding a majority of the outstanding Registrable Securities, and such Holders elect not to pay the registration expenses therefor, such withdrawn Registration Statement shall be counted as “effected” for purposes of clause 2.1(c)(ii), and the Holders shall be deemed to forfeit their right to one of the Registration Statements pursuant to clause 2.1(a).

(d)          The Company shall use commercially reasonable efforts to take all actions necessary to ensure that the transactions contemplated herein are effected as contemplated in clause 2.1 hereof, and to submit to the SEC, within three (3) Business Days after the Company learns that no review of the Resale Registration Statement will be made by the staff of the SEC or that the staff has no further comments on such Resale Registration Statement, as the case may be, a request for acceleration of effectiveness (or post-effective amendment, if applicable) of such Resale Registration Statement to a time and date not later than three (3) Business Days after the submission of such request.

(e)          Any reference herein to a Registration Statement or Prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a Registration Statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time. Any reference to a prospectus as of any time shall include any supplement thereto, preliminary prospectus, or any free writing prospectus in respect thereof.

(f)          In connection with the filing of the Resale Registration Statement, subject to clauses 2.1(b) and 2.1(c), the Company shall:

(i)          prepare and file with the SEC within the time periods specified in clause 2.1, a Registration Statement on Form S-3 that shall register all of the outstanding Registrable Securities required to be registered pursuant to clause 2.1(a) hereof for resale by the Holders thereof in accordance with (except if otherwise required pursuant to written comments received from the SEC upon a review of such Resale Registration Statement) the “Plan of Distribution” section included in such Resale Registration Statement; and keep such Resale Registration Statement effective until the earlier of (i) the date on which each Holder is able to dispose of all of its outstanding Registrable Securities registered under such Resale Registration Statement without restriction pursuant to Rule 144 (or any successor rule) and (ii) the date on which all Registrable Securities registered under such Resale Registration Statement have been sold (“Registration Period”), which Registration Statement shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make statements therein not misleading, and shall comply in all material respects with the Securities Act and the rules and regulations of the SEC promulgated thereunder.  The financial statements of the Company included in such Registration Statement or incorporated therein by reference will comply in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.   Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(ii)        as soon as reasonably practicable prepare and file with the SEC such amendments and supplements to such Resale Registration Statement (including without limitation, any required post effective amendments) and the Prospectus included therein as may be necessary to effect and maintain the effectiveness of such Resale Registration Statement pursuant to clause 2.1(a) and clause 2.1(f)(i) for the period specified therein and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Resale Registration Statement;

(iii)       comply with the provisions of the Securities Act with respect to the disposition of all of the outstanding Registrable Securities covered by such Resale Registration Statement by the Holders provided for in such Resale Registration Statement;

(iv)        make available to each Holder whose Registrable Securities are included in the Registration Statement and its legal counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, and, in the case of the Registration Statements referred to in clause 2.1(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment).

(v)         provide the Holders and, if any, single legal counsel designated by the Holders of a majority of the outstanding Registrable Securities covered by such Resale Registration Statement (“Holder Counsel”) a reasonable opportunity to participate in the preparation of such Resale Registration Statement, each Prospectus included therein or filed with the SEC and each amendment or supplement thereto (but not including any documents incorporated by reference), in each case subject to customary confidentiality restrictions, and give reasonable consideration to any comments Holder Counsel provides with respect to any Resale Registration Statement or amendment or supplement thereto, and not file any document in a form to which such counsel reasonably objects. The Company shall furnish to Holder Counsel copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Resale Registration Statement;

(vi)        notify the Holders requesting inclusion of any outstanding Registrable Securities in the Resale Registration Statement (A) when the Resale Registration Statement or any Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Resale Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC with respect thereto or any request by the SEC for amendments or supplements to such Resale Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the outstanding Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (in the cases of (C) and (D), the Company shall obtain the withdrawal of such stop order or suspension at the earliest practicable time) or (E) if at any time when a Prospectus is required to be delivered under the Securities Act, that, to the Company’s knowledge, such Resale Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Company shall use its reasonable efforts to promptly prepare a supplement or amendment to the Resale Registration Statement to conform to such requirements or to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the selling Holders as the selling Holders may reasonably request); and

(vii)      in the event that Form S-3 is not available for the registration of the resale of outstanding Registrable Securities hereunder, the Company shall, subject to clauses 2.1(b) and 2.1(c), undertake to register the outstanding Registrable Securities on such form of Registration Statement that is then available to effect the registration of all of the Registrable Securities. The Company represents and warrants that, as of the date hereof, it meets the requirements for the use of Form S-3 for registration of the sale by the Holders of the Registrable Securities.  The Company shall use its commercially reasonable efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to thereafter maintain such eligibility for the use of Form S-3.

(g)          In connection with the Resale Registration Statement, each Holder agrees to furnish to the Company a duly completed selling stockholder questionnaire in customary form no later than ten (10) Business Days following the date of delivery of the Demand Registration Request. Each Holder further agrees that it shall not be entitled to be named as a selling stockholder in the Resale Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed selling stockholder questionnaire and has confirmed the accuracy of the plan of distribution to be included in the Registration Statement. Each Holder acknowledges and agrees that the information in the selling stockholder questionnaire and such plan of distribution will be used by the Company in the preparation of the Resale Registration Statement and hereby consents to the inclusion of such information in the Resale Registration Statement. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company contained in a selling stockholder questionnaire or of the occurrence of any event in either case that could cause the Prospectus to contain an untrue statement of a material fact regarding such Holder or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to each Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If any Holder fails to provide to the Company any information required to be provided pursuant to this clause 2.1 after such Holder became aware of the inaccuracy, omission or required change, the Company may suspend the use of the Resale Registration Statement and the Prospectus contained therein until such time as such Holder provides the required information to the Company.

2.2          Piggyback Registrations.

(a)          In addition to the Company’s obligations with respect to the Resale Registration Statement set forth in clause 2.1, from and after the date hereof, the Company shall also notify all Holders of Registrable Securities in writing at least ten (10) days prior to the filing of any other registration statement under the Securities Act for purposes of a public offering of Shares solely for cash (including, but not limited to, registration statements relating to secondary offerings of Common Stock), other than an Excluded Registration, and will afford each such Holder an opportunity to include in such registration statement (other than a registration statement for an Excluded Registration) all or part of such Registrable Securities held by such Holder; provided, that, the Company shall have no obligation to notify any Holder of any such registration statement if the Company has received a Demand Registration Request or if any Registration Statement covering all of the outstanding Registrable Securities is then effective.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing.  In such event, the right of any such Holder to include Registrable Securities in any registration statement for the underwritten public offering of securities of the Company pursuant to this clause 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  The Company shall cause the Registration Statement for the underwritten public offering of securities of the Company pursuant to this clause 2.2 to become or be declared effective by the SEC as promptly as practicable after the filing thereof. If a Holder decides not to include all of his, her or its Registrable Securities in any registration statement (other than a registration statement for an Excluded Registration) thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement (other than a registration statement for an Excluded Registration) as may be filed by the Company with respect to public offerings of Common Stock solely for cash, all upon the terms and conditions set forth herein.

(b)          Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten in any underwritten offering covered by this clause 2.2, the number of shares that may be included in the underwriting shall be allocated, first, to the Company, and second, to the Holders requesting to include Registrable Securities in such offering and any other stockholders of the Company who request to include Common Stock in such offering pursuant to registration rights on a pro rata basis based on the total number of Registrable Securities that the Holders have requested to include in such offering and the total number of Shares carrying registration rights that such other stockholders have requested to include in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)          The Company shall have the right to terminate or withdraw any registration initiated by it under this clause 2.2 whether or not any Holder has elected to include Registrable Securities in such registration, and shall promptly notify any Holder that has elected to include Registrable Securities in such registration of such termination or withdrawal.  The registration expenses of such withdrawn registration shall be borne by the Company in accordance with clause 2.3 hereof.

(d)          For the avoidance of doubt, all obligations of the Company under clause 2.1 with respect to a Resale Registration Statement shall apply to a Registration Statement filed by the Company as contemplated by this clause 2.2.

2.3          Expenses of Registration.  All expenses incurred in connection with all registrations effected pursuant to clauses 2.1 and 2.2, including all registration, SEC, stock exchange and FINRA filing and qualification fees (including state securities law fees and expenses), printing expenses, accounting fees, fees and disbursements of counsel for, and independent public accountants of, the Company, fees and disbursements of Holder Counsel not to exceed $[20,000] ($[35,000] in the case of an underwritten offering), and fees and expenses of all Persons retained by the Company shall be paid by the Company; provided, however, that the Company shall not be required to pay any Selling Expenses.

2.4          Obligations of the Company.  Whenever required under this clause 2 to effect the registration of any Registrable Securities, the Company shall (in addition to the requirements set forth in clause 2.1 with respect to the Resale Registration Statement), as expeditiously as reasonably possible:

(a)          use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary or final Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable, and to notify each Holder of the issuance and resolution thereof;

(b)          shall register or qualify, and cooperate with the Holders of outstanding Registrable Securities covered by the Registration Statement and their respective counsel, in connection with the registration or qualification of such outstanding Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(c)          as promptly as practicable after becoming aware of such event, (i) notify the Holders of any pending proceeding against the Company under section 8A of the Securities Act in connection with the offering of such outstanding Registrable Securities and (ii) notify the Holders of the happening of any of event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request; provided, that, the Company shall not be obligated to give any notice to the Holders pursuant to this clause 2.4(c) prior to disclosing such information in a public statement or filing as required by applicable federal and state securities laws;

(d)          comply with all requirements of the Applicable Market with regard to the issuance of the outstanding Registrable Securities and use reasonable efforts to list the outstanding Registrable Securities covered by the Registration Statement on the Applicable Market;

(e)          promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to the Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in the Registration Statement and to conduct appropriate due diligence in connection therewith;

(f)          provide and cause to be maintained a transfer agent and registrar for all outstanding Registrable Securities covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement;

(g)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(h)          at the request of a Holder in the case of an underwritten public offering, furnish, a letter from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and each Holder at the dates and times provided in the applicable underwriting agreement; and

(i)          cooperate with the Holders who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request, and, within five (5) Business Days after the Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement), an opinion of such counsel in the form reasonably satisfactory to the transfer agent.

2.5          Indemnification.

(a)          With respect to any Holder of outstanding Registrable Securities that is or becomes a party to this Agreement, the Company will, and does hereby undertake to, indemnify and hold harmless each such Holder, each of such Holder’s officers, directors, employees, partners, members and agents, and each Person controlling such Holder, and the officers, directors, employees, partners and agents of each Person controlling such Holder (collectively, “Holder Indemnitees”), against all joint or several claims, losses, damages, expenses and liabilities (or actions in respect thereto) (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary prospectus, prospectus (as amended or supplemented, if applicable), offering circular or other similar document (including any related Registration Statement, notification, or the like, including any filing made under any state securities laws) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal or state law or regulation applicable to the Company in connection with any such registration, qualification or compliance,  (C) any failure to register or qualify Registrable Securities in any state in the United States where the Company or its agents have affirmatively undertaken or agreed that the Company will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify such Registrable Securities) or (D) any breach of this Agreement. The Company will reimburse, as incurred, each such Holder Indemnitee, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such Claim; provided that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by any Holder expressly for use in any registration statement, prospectus, offering circular or other similar document (including, without limitation, information included on such Holder’s selling stockholder questionnaire and in any applicable plan of distribution).

(b)          Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in any registration, qualification or compliance pursuant to this clause 2, does hereby undertake to, indemnify and hold harmless the Company, each of its directors, employees, agents and officers, each Person controlling the Company and its directors, employees, agents and officers, and each other Holder, against all Claims arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such other Holder, and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Claim in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein (including, without limitation, information included on such Holder’s selling stockholder questionnaire and in any applicable plan of distribution); provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement.

(c)          Each party entitled to indemnification under this clause 2.5 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding or (ii) the Indemnifying Party shall have failed to promptly assume the defense of such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under clause 2, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation.  No Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such Indemnified Party from all liabilities on claims that are the subject matter of such claim or litigation.

(d)          In order to provide for just and equitable contribution in case indemnification is unavailable to an Indemnified Party (by reason of legal prohibition or otherwise), the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the aggregate proceeds received by such Holders from the sale of securities under such Registration Statement, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)          The indemnity and contribution agreements contained herein are in addition to any liability that the Indemnifying Party may have to the Indemnified Parties and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the Transfer of any Registrable Securities.

2.6          Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this clause 2.

2.7          Transfer of Registration Rights.  The rights contained in clauses 2.1 and 2.2 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this clause 2, may be assigned or otherwise conveyed with respect to Registrable Securities Transferred by the Holder thereof provided that such transferee agrees to become bound to terms and conditions applicable to a Holder substantially similar to those set forth in this Schedule.

2.8          Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC, including, without limitation,  Rule 144 promulgated under the Securities Act, that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use reasonable efforts to:

(a)          make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)          file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act; and

(c)          make available to each Holder so long as such Holder owns any Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities under Rule 144 without registration under the Securities Act.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

EXECUTED AS A DEED by	)
)
duly authorised for and on	)
behalf of POWIN CORPORATION	)
in the presence of	)
(Director)

EXECUTED AS A DEED by	)
)
duly authorised for and on	)
behalf of POWIN ENERGY	)
CORPORATION	)
in the presence of	)
(Director)

EXECUTED AS A DEED by	)
)
duly authorised for and on	)
behalf of	)
SF SUNTECH INC.	)
)
in the presence of	)	(Director)

EXECUTED AS A DEED by	)
JOSEPH LU	)
in the presence of	)

Exhibit A

AGREEMENT AND PLAN OF MERGER
AND LIQUIDATION

BY AND AMONG

POWIN CORPORATION

and

POWIN ENERGY CORPORATION

Dated as of [_______], 2015

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER AND LIQUIDATION (this “Agreement”) is made and entered into as of August [__], 2015, by and between Powin Corporation, a corporation organized under the laws of the state of Nevada (“Powin Corporation”), Powin Energy Corporation, a corporation organized under the laws of the state of Oregon (“Powin Energy”).

WITNESSETH:

WHEREAS, the boards of directors of each of Powin Corporation and Powin Energy believe it is in the best interests of each company and their respective stockholders that Powin Corporation acquire Powin Energy through the merger of Powin Energy with and into Powin Corporation (the “Merger”) and, in furtherance thereof, have approved the Merger;

WHEREAS, pursuant to the Merger, among other things, each of the issued and outstanding shares of Powin Energy Stock (as defined below) shall be converted into the right to receive shares of Powin Corporation, par value $0.001 per share (the “Powin Corporation Shares” or “Powin Shares”);

WHEREAS, the parties intend that the Merger shall constitute a plan of reorganization and liquidation pursuant to Sections 368(a)(1)(A) and 332 of the Code (as defined below);

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I.

DEFINITIONS

1.1          Definitions.

Except as otherwise specified herein, the following terms, when used in this Agreement, have the respective meanings set forth below:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Code” means the United States Internal Revenue Code of 1986.

“Dollar” or “$” means the United States Dollar.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934.

“GAAP” means United States generally accepted accounting principles as in effect, from time to time, consistently applied.

“Governmental Authority” means any United States (federal, state or local) or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Knowledge of Powin Energy” or “Knowledge” with respect to Powin Energy means the knowledge of any Powin Energy officer or director.

“Knowledge of Powin Corporation” or “Knowledge” with respect to Powin Corporation means the knowledge of any officer or director of Powin Corporation.

“Law” means any United States (federal, state or local) or foreign statute, law, ordinance, regulation, rule, code, order, judgment, injunction or decree.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, in respect of such property or asset.

“Material Adverse Effect” means with respect to Powin Corporation or Powin Energy, as applicable, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of it and its subsidiaries taken as a whole, or on its ability to consummate the transactions contemplated hereby except (i) any effect arising from this Agreement or the transactions contemplated hereby, (ii) any effect applicable generally to the industries in which Powin Corporation and Powin Energy operate and (iii) general economic or financial effects.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Per Share Merger Consideration” means for each share of Powin Energy Stock, the right to receive consideration equal to 1,640.78068 fully paid and nonassessable Powin Corporation Shares, rounded up to the nearest whole dollar.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, firm, association, trust or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Powin Energy Capital Stock” or “Powin Energy Stock” means collectively, the Powin Energy Common Stock no par value per share.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933.

“Tax” or “Taxes” means all United States (federal, state or local) or foreign income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, use, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

“Trademarks” means all of those trade names, trademarks, service marks, jingles, slogans, logos, trademark and service mark registrations and trademark and service mark applications owned, used, held for use, licensed by or leased by the parties, as applicable, and, in each case, the goodwill appurtenant thereto.

1.2          Other Defined Terms.

Except as otherwise specified herein, the other terms have the respective meanings as defined in the Sections in which they are used.

1.3          Rules of Construction.

Unless the context otherwise requires:

(i)          a term has the meaning assigned to it;

(ii)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)          “or” is not exclusive;

(iv)          “including” means including without limitation;

(v)          words in the singular include the plural and words in the plural include the singular; and

(vi)          any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Article II.

THE MERGER

2.1          The Merger.

Upon the terms and conditions set forth in this Agreement, and in accordance with the applicable provisions of the Nevada General Corporation Law (“NGCL”) and the Oregon Revised Statutes (the “ORS”), Powin Energy shall be merged with and into Powin Corporation at the Effective Time.  At the Effective Time, the separate corporate existence of Powin Energy shall cease, and Powin Corporation shall continue as the surviving corporation.  The surviving corporation in the Merger is sometimes referred to as the “Surviving Corporation.”

2.2          Closing; Effective Time.

The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. Pacific Standard Time at the offices of K&L Gates LLP, 10100 Santa Monica Blvd., Los Angeles, CA 90067, on the first Business Day following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and place as Powin Corporation and Powin Energy shall agree (the date on which the closing occurs being the “Closing Date”).  On the Closing Date, the parties shall cause the Merger to be consummated by filing a Certificate of Merger or like instrument (the “Merger Certificate”) with the Secretary of State of Nevada, in accordance with the applicable provisions of the NGCL and with the Secretary of State of the State of Oregon, in accordance with the applicable provisions of the ORS (the time of acceptance by the Secretary of State of Nevada of such filing being referred to herein as the “Effective Time”).

2.3          Effect of the Merger.

At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NGCL and the ORS.  Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Powin Energy shall vest in the Surviving Corporation, and all debts, liabilities and duties of Powin Energy shall become the debts, liabilities and duties of the Surviving Corporation.  At the Effective Time the name of the Surviving Corporation shall be changed to “Powin Energy.”

2.4          Articles of Incorporation; By-laws.

At the Effective Time, the Certificate of Incorporation and Bylaws of Powin Corporation shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

2.5          Directors and Officers.

The directors of the Surviving Corporation immediately after the Effective Time shall be the directors currently the director of Powin Energy as of immediately prior to the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of the applicable laws of the NGCL and the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected.  The officers of the Surviving Corporation immediately after the Effective Time shall be the officers currently the officers of Powin Energy as of immediately prior to the date hereof, plus such other officers as are appointed by the Surviving Corporation after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

2.6          Conversion of Powin Energy Capital Stock.

Subject to Section 2.9, each share of Powin Energy Capital Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, at the election of the holder thereof, the Per Share Merger Consideration, i.e. 1,640.78068 shares of Powin Shares (the “Conversion Ratio”) for a total of 3,516,193 Powin Shares amounting to 17.648% of the fully diluted Powin Shares.  The Merger Consideration Conversion Ratio in the preceding sentence is based on the number of shares and options of Powin Corporation as set forth in Exhibit 2.6.  If the number of such shares or options shall be increased, the Conversion Ratio shall proportionately be adjusted.  At the Effective Time, all such shares of Powin Energy Capital Stock converted as set forth above shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates that immediately prior to the Effective Time represented any such shares of Powin Energy Capital Stock (the “Certificates”) shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration upon the surrender of such Certificate, in accordance with Section 2.9(b).  Exhibit 2.6 lists, as of the Effective Time, the number of Powin Shares which shall be issued to the Powin Energy stockholders pursuant to this Section 2.6, assuming that all outstanding Powin Energy Capital Stock is exchanged for, or converted to, Powin Shares as contemplated by this Agreement.

2.7          Appraisal Rights.

Each stockholder of Powin Energy by his consent hereto, waives any approval rights as may be provided by the NGCL or the ORS.

2.8          Anti-Dilution Provisions.

In the event Powin Corporation changes (or establishes a record date for changing) the number of Powin Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Powin Shares and the record date therefor shall be prior to the Effective Time, the Per Share Merger Consideration shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

2.9          Surrender of Certificates.

(a)          As of the Effective Time, Powin Corporation shall deliver to the stockholders of Powin Energy the Powin Shares issuable pursuant to Section 2.6 in exchange for the outstanding shares of Powin Energy Capital Stock.

(b)          Exchange Procedures.  Concurrent with the delivery of the Powin Shares, each Powin Energy stockholder shall surrender his Powin Capital Stock by surrendering the certificates of Powin Capital Stock in exchange for the applicable Per Share Merger Consideration with respect thereto.  Upon surrender of a certificate for cancellation to Powin Corporation, together with such a letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by Powin Corporation, the holder of such certificate shall be entitled to receive in exchange therefor that number of whole Powin Shares in accordance with Section 2.6 and the certificate so surrendered shall forthwith be canceled.

(c)          Fractional Shares.  No fractional shares of Powin Corporation common stock shall be issued in the Merger.  The aggregate Per Share Merger Consideration to be issued to the holder of a certificate previously evidencing Powin Energy Capital Stock shall be rounded up to the nearest whole share of Powin Corporation common stock.

2.10          Tax and Accounting Consequences.

It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 332 of the Code.  Each party has consulted with, and is relying upon, its tax advisors and accountants with respect to the tax and accounting consequences of the Merger.

Article III.

REPRESENTATIONS AND WARRANTIES OF POWIN CORPORATION

Powin Corporation hereby represents and warrants to Powin Energy and its stockholders as follows (subject in each case to such exceptions as are set forth in the Section of the representation or warranty to which such exceptions relate):

3.1          Organization and Qualification.

Powin Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as currently conducted.

3.2          Capitalization.

(a)          As of immediately prior to the Closing, the authorized capital stock of Powin Corporation consists solely of 575,000,000 common shares, $0.001 par value, and 25,000,000 preferred shares, $100 face value, of which 9,102 and 8,084 preferred shares are outstanding and 16,243,839 common shares (excluding any shares to be issued in the merger) are issued and outstanding.  Powin Corporation hereby indemnifies the Powin Energy stockholders against any prior claim to the assets of Powin Corporation which the holders of the preferred stock may assert.

(b)          There are 164,000 employee stock options issued under employee stock option plans which are reserved for issuance upon exercise of the Powin Corporation options that are outstanding on the date hereof.

3.3          Authority; Non-Contravention; Approvals.

(a)          Powin Corporation has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  Powin Corporation’s execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and consented to by action taken without a meeting by Powin Corporation shareholders holding a majority of the voting power of Powin Corporation and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby except for the filing and approval of an Information Statement with the SEC under Rule 14c under the Exchange Act.  This Agreement has been duly and validly executed and delivered by Powin Corporation and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles ((i) and (ii) the “Enforceability Exception”).

(b)          The performance by each of Powin Corporation of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with its Articles of Incorporation or Bylaws or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Powin Corporation is a party or by which Powin Corporation is bound or to which any of the property or assets of Powin Corporation is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws of Powin Corporation or any applicable Law or any Order, rule or regulation of any Governmental Authority having jurisdiction over Powin Corporation or any of their respective properties.

3.4          Contracts; No Default.

All of the material contracts and agreements of Powin Corporation (individually, a “Powin Contract” and collectively, the “Powin Contracts”) are valid and binding upon Powin Corporation and to the Knowledge of Powin Corporation, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception, and neither Powin Corporation nor to the Knowledge of Powin Corporation, any other party to any Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof.

3.5          Litigation.

Except as set forth in the public filings made by Powin Corporation with the SEC under the Exchange Act, there are no outstanding Orders, and no legal or governmental investigations, actions, suits or proceedings pending or, to the Knowledge of Powin Corporation, threatened against or affecting Powin Corporation or any of its properties or to which Powin Corporation is or may be a party or to which any property of Powin Corporation is or may be the subject which, if determined adversely to Powin Corporation could individually or in the aggregate have or reasonably be expected to have, a Material Adverse Effect on Powin Corporation taken as a whole, and, to the best of the Knowledge of Powin Corporation, no such proceedings are threatened or contemplated by any Governmental Authorities or threatened by others.

3.6          Taxes.

(a)          Powin Corporation has duly filed with the appropriate Governmental Authorities all material franchise, income and all other material Tax Returns other than Tax Returns the failure to file of which would have no Material Adverse Effect on Powin Corporation.  All such Tax Returns were, when filed, and are accurate and complete in all material respects and were prepared in conformity with applicable Laws.  Powin Corporation has paid or will pay in full or have adequately reserved against all Taxes otherwise assessed against it through the Closing Date.  Powin Corporation is not a party to any pending action or proceeding by any Governmental Authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted in writing against Powin Corporation that has not been paid.  There are no Liens for Taxes upon the assets of Powin Corporation (other than Liens for Taxes not yet due and payable).  There is no valid basis, to the Knowledge of Powin Corporation, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Powin Corporation by any Governmental Authority.

(b)          No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other Taxes are payable by or on behalf of Powin Corporation to any Taxing Authority in connection with the issuance of the Powin Shares to the Powin Energy stockholders.

3.7          No Violation of Law.

(a)          Powin Corporation is not in violation of or has been given notice or been charged with any violation of, any Law or Order (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Powin Corporation.  Powin Corporation has not received any written notice that any investigation or review with respect to it by any Governmental Authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Powin Corporation.

(b)          Powin Corporation owns, possesses or has obtained, all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, other than such licenses, permits, certificates, consents, orders, approvals, other authorizations, declarations and filings which individually or in the aggregate are not material to Powin Corporation taken as a whole, and Powin Corporation has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, and Powin Corporation is in compliance with all Laws relating to the conduct of its business as conducted as of the date hereof other than any failure to so comply that would not have a Material Adverse Effect on Powin Corporation.

(c)          Powin Corporation is (i) in compliance with any and all applicable federal, state and local Laws, including any applicable regulations, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, petroleum pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses, other approvals, authorizations and certificates required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, have a Material Adverse Effect on Powin Corporation.

3.8          Properties.

(a)          Except as provided herein, Powin Corporation has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet filed with the SEC on Form 10-Q for the period ended June 30, 2015 except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or transferred to Q Pacific Corporation pursuant to an Asset Contribution Agreement filed with the SEC on Form 8-K on August 18, 2015.  Powin Corporation to its Knowledge, is not in default in the performance of any material provisions with respect to its assets.  Neither the whole nor any material portion of the assets of Powin Corporation is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to its Knowledge, has any such condemnation, expropriation or taking been proposed.  None of the material assets of Powin Corporation is subject to any restriction which would have a Material Adverse Effect on Powin Corporation.

(b)          The material equipment, fixtures and other personal property of Powin Corporation are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted, except where the failure to be in such condition or repair would not have a Material Adverse Effect on Powin Corporation.

3.9          Information Statement and Form 8-K.

None of the information to be supplied by Powin Corporation for inclusion in the Information Statement, or in any amendments or supplements thereto, to be distributed to the stockholders of Powin Corporation in connection with the approval by consent of such stockholders (the “Powin Corporation Stockholder Consent”) to this Agreement and the transactions contemplated hereby, and the Form 8-K to be filed by Powin Corporation with respect to this transaction will, at the time of the mailing of the Information Statement and at the time of the filing of the Form 8-K contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.10        Financial Statements.

Powin Corporation has provided Powin Energy with its audited consolidated balance sheets as at December 31, 2012, 2013 and 2014 and related audited consolidated statements of income, cash flows and stockholders’ equity of Powin Corporation and its unaudited balance sheet as at June 30, 2015 and related statements of income, cash flows and stockholders’ equity for the three month period then ended as contained in its December 31, 2014 10-K and June 30, 2015 10‑Q (collectively, the “Powin Corporation Financial Statements”).  The Powin Corporation Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of Powin Corporation as of the dates, period and year indicated, prepared in accordance with GAAP (subject in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which individually or collectively, are not material to Powin Corporation).

3.11        Absence of Certain Changes or Events.

Except with respect to the Asset Contribution Agreement with Q Pacific Corporation described in Section 3.8 above or in connection with this Agreement and the transactions contemplated hereby, since June 30, 2015 there has not been:

(a)          any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Powin Corporation;

(b)          any material damage, destruction or loss of any material properties of Powin Corporation, whether or not covered by insurance, which would have a Material Adverse Effect on Powin Corporation;

(c)          any material change in the manner in which the business of Powin Corporation has been conducted, which would have a Material Adverse Effect on Powin Corporation;

(d)          any material change in the treatment and protection of trade secrets or other confidential information of Powin Corporation, which would have a Material Adverse Effect on Powin Corporation; and

(e)          any occurrence not included in paragraphs (a) through (d) of this Section 3.11 which has resulted, or which Powin Corporation has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Powin Corporation.

3.12          Dividends and Distributions.

All dividends and other distributions declared and payable on the shares of capital stock of Powin Corporation may under the current Laws of the state of Nevada be, be paid in United States dollars.

3.13          Investment Company.

Powin Corporation is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940.

3.14          Insurance.

Powin Corporation is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and in accordance with standard industry practice in the businesses in which they are engaged.  Powin Corporation has not received any notice from any insurance company that any insurance policy has been canceled or that such insurance company intends to cancel any such policy.  Powin Corporation has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

3.15          Funds.

Neither Powin Corporation, nor any director, shareholder, officer, agent, employee or other person associated with or acting on its behalf, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.16          Books, Records and Accounts.

Powin Corporation’s books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Powin Corporation.

3.17          Brokers and Finders.

Powin Corporation has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

3.18          No Omissions or Untrue Statements.

No representation or warranty made by Powin Corporation to Powin Energy in this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

Article IV.

REPRESENTATIONS AND WARRANTIES OF POWIN ENERGY

Powin Energy hereby represents and warrants to Powin Corporation as follows (subject in each case to such exceptions as are set forth or cross-referenced in the Section of the representation or warranty to which such exceptions relate):

4.1          Organization and Qualification.

Powin Energy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oregon.  Powin Energy has all requisite corporate power to carry on its business as it is now being conducted.

4.2          Capitalization.

The authorized capital stock of Powin Energy as of the date hereof consists of 9,000,000 shares of common stock, no par value per share (the “Powin Energy Common Stock”), of which 12,143 shares are issued and outstanding and 1,000,000 shares of preferred shares, no par value, none of which are outstanding.  All of the outstanding Powin Energy Common Stock are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person.  All of the outstanding Powin Energy Common Stock, were issued in compliance with all applicable securities laws.  Other than that certain Powin Corporation, Powin Energy Corporation and S.F. Suntech, Inc., Subscription Agreement, dated August 7, 2014, as amended and supplemented and related ancillary agreements, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon Powin Energy, to purchase or otherwise acquire any shares of capital stock of Powin Energy or other securities.

4.3          Authority; Non-Contravention; Approvals.

(a)          Powin Energy has full corporate power and authority to enter into this Agreement and, subject to the Powin Energy stockholders’ approval attached hereto, to consummate the transactions contemplated hereby.  Powin Energy’s execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Powin Energy stockholders’ approval attached hereto.  This Agreement has been duly and validly executed and delivered by Powin Energy and constitutes its and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exception.

(b)          Powin Energy’s execution and delivery of this Agreement does not, and their consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of their properties or assets under any of the terms, conditions or provisions of (i) Powin Energy’s Certificate of Incorporation or By-laws, (ii) subject to obtaining the Powin Energy stockholders’ approval, any Law or Order, injunction, writ, permit or license of any Governmental Authority applicable to them or any of their properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which they are now a party or by which they or any of their properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that do not, in the aggregate, have a Material Adverse Effect on Powin Energy.

(c)          Except for the filing and clearance of the Information Statement and the Form 8-K with the SEC pursuant to the Exchange Act and any blue sky qualifications, if needed, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for Powin Energy’s execution and delivery of this Agreement or their consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on Powin Energy.

4.4          Contracts Listed; No Default.

All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments and understandings, written or oral, connected with or relating in any respect to the present or future operations of Powin Energy have been supplied to Powin Corporation (the “Powin Energy Contracts”).  All such Powin Energy Contracts are valid and binding upon Powin Energy and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception.

4.5          Litigation.

There is no (i) claim, action, suit or proceeding pending or, to Powin Energy’s Knowledge, threatened against or directly relating to it before any Governmental Authority, or (ii) outstanding Order, or application, request or motion therefor, of any Governmental Authority in a proceeding to which it or any of its assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude its ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on Powin Energy.

4.6          Taxes.

Powin Energy has duly filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it other than Tax Returns which the failure to file would have no Material Adverse Effect on Powin Energy.  All such Tax Returns were, when filed, and are accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations.  Powin Energy has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.  Powin Energy is not a party to any pending action or proceeding by any Governmental Authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Powin Energy that has not been paid.  There are no Tax Liens upon the assets of Powin Energy (other than Liens for Taxes not yet due and payable).  There is no valid basis, to Powin Energy’s Knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to it by any Governmental Authority.

4.7          Employee Plans.

Powin Energy has no employee benefit plans as defined in Section 3(3) of ERISA nor any employment agreements, except as delivered to Powin Corporation.

4.8          No Violation of Law.

(a)          Powin Energy is not in violation of and has not been given notice or been charged with any violation of, any Law, or Order, (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Powin Energy and has not received any written notice that any investigation or review with respect to it by any Governmental Authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Powin Energy.

(b)          Powin Energy has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on Powin Energy (collectively, the “Powin Energy Permits”).  Powin Energy (a) has duly and timely filed all reports and other information required to be filed with any Governmental Authority in connection with the Powin Energy Permits, and (b) is not in violation of the terms of any of the Powin Energy Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on Powin Energy.

(c)          Powin Energy (i) is in compliance with any and all applicable foreign, federal, provincial, state and local Laws, including all environmental Laws and regulations, (ii) has received all permits, licenses, other approvals and authorizations required of it under applicable environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, have a Material Adverse Effect on Powin Energy.

(d)          Powin Energy has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against Powin Energy or any of its properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect on Powin Energy and has not stored any hazardous materials on properties now or formerly owned, leased or operated by it and has not disposed of any hazardous materials in a manner contrary to any environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect on Powin Energy.  All buildings on all real properties now owned, leased or operated by Powin Energy are in compliance with applicable environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect on Powin Energy.

4.9          Properties.

Powin Energy good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Powin Energy Financial Statements referenced in Section 4.12 or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business).  Powin Energy has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against Powin Energy, and, to the Knowledge of Powin Energy, in accordance with its terms, subject to the Enforceability Exception.  Neither the whole nor any material portion of the assets of Powin Energy is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of Powin Energy, has any such condemnation, expropriation or taking been proposed.  None of the material assets of Powin Energy is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

4.10          Information Statement.

None of the information to be supplied by Powin Energy for inclusion in the Information Statement, the Form 8‑K or in any amendments thereof or supplements thereto, at the time of the filing or the Form 8-K or the mailing of the Information Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.11          Business.

Powin Energy, since its formation, has engaged in no business other than development of energy storage systems, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business.  Powin Energy has no employees other than as disclosed to Powin Corporation.  No Powin Energy employee is subject to any written employment agreement.  All Powin Energy employees are terminable at will and are not entitled to any compensation or other remuneration upon such termination.

4.12          Financial Statements.

The financial statements of Powin Energy (collectively, the “Powin Energy Financial Statements”) included in Powin Corporation’s SEC reports present fairly, in all material respects, the financial position and results of operations of Powin Energy as of the respective dates, years and periods indicated, prepared in accordance with GAAP, applied on a consistent basis (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material to Powin Energy).

4.13          Absence of Certain Changes or Events.

Since June 30, 2015 there has not been:

(a)          any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Powin Energy;

(b)          any material damage, destruction or loss of any material properties of Powin Energy, whether or not covered by insurance;

(c)          any change in the manner in which the business of Powin Energy has been conducted;

(d)          any material change in the treatment and protection of trade secrets or other confidential information of Powin Energy; and

(e)          any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which Powin Energy has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Powin Energy.

4.14          Intellectual Property; Software.

(a)          Powin Energy has provided Powin Corporation with a complete and correct list in all material respects of all patents, Trademarks, copyright registrations, and applications therefor, applicable to or used in the business of Powin Energy, together with a complete list of all licenses granted by or to Powin Energy with respect to any of the above (collectively, “Powin Energy Intellectual Property”).  To Powin Energy’s Knowledge, all such Intellectual Property is owned by Powin Energy, free and clear of all Liens, except where the failure to own or use such Powin Energy Intellectual Property would not have a Material Adverse Effect on Powin Energy, or is used by it pursuant to valid licenses.  To Powin Energy’s Knowledge, it is not currently in receipt of any notice of any violation or infringement of, and it is not knowingly violating or infringing in any material respect, the rights of others in, or to any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

4.15          Insurance.

Powin Energy is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and in accordance with standard industry practice in the business in which it is engaged.  Powin Energy has not received any notice from any insurance company that any insurance policy has been canceled or that such insurance company intends to cancel any such policy.  Powin Energy does not have any reason to believe that Powin Energy will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

4.16          Funds.

Neither Powin Energy, nor any director, shareholder, officer, agent, employee or other person associated with or acting on behalf of Powin Energy, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

4.17          Books, Records and Accounts.

Powin Energy’s books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Powin Energy, and to the Knowledge of Powin Energy, the system of internal accounting controls of Powin Energy is sufficient to assure that: (a) transactions are executed in accordance with management’s authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.18          Disclosure Controls.

Powin Energy has established and maintains or will establish and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to Powin Energy is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Information Statement; (ii) have been evaluated for effectiveness as of the date of this Agreement; and (iii) are effective in all material respects to perform the functions for which they were established.

4.19          Absence of Material Weaknesses.

Based on the evaluation of its internal controls over financial reporting, Powin Energy is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Powin Energy’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting.

4.20          Brokers and Finders.

Powin Energy has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

4.21          No Omissions or Untrue Statements.

No representation or warranty made by Powin Energy to Powin Corporation in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

Article V.

CONDUCT OF BUSINESS PENDING THE MERGER

5.1          Conduct of Business Prior to Effective Time.

Each of Powin Energy and Powin Corporation hereby covenants and agrees as follows, from and after the date of this Agreement and until the Effective Time, except as specifically consented to in writing by the other party:

(a)          It shall conduct its business in the ordinary and usual course of business and consistent with past practice;

(b)          It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

(c)          It shall not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing;

(d)          It shall not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take or fail to take any action which action or failure to take action would cause it or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for Tax purposes as a result of the consummation of the Merger, (iii) make any acquisition of any material assets or businesses, (iv) sell any material assets or businesses, (v) enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

(e)          It shall use reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

(f)          It shall confer on a regular basis with one or more representatives of the other to report on material operational matters and the general status of ongoing operations; and

(g)          It shall file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act.

Article VI.

ADDITIONAL AGREEMENTS

6.1          Access to Information.

Each party hereto shall afford to the other and the other’s accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of it and, during such period, shall furnish promptly (a) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement or which may have a Material Adverse Effect on it and (b) such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger.  All non-public documents and information furnished to the other party as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence, except that Powin Corporation may disclose such information as may be required for SEC filing purposes or as may be necessary in connection with the preparation of the Information Statement and the Form 8-K.  Each party shall promptly advise the others, in writing, of any change or the occurrence of any event after the date of this Agreement and prior to the Effective Time having, or which, insofar as can reasonably be foreseen, in the future would reasonably be expected to have, any Material Adverse Effect on it.

6.2          Powin Corporation Information Statement.

(a)          Powin Corporation covenants and agrees to file with the SEC as soon as shall be reasonably practicable following the date of this Agreement, at its sole cost and expense, an information statement (the “Information Statement”) relating to the Powin Corporation stockholders’ approval of the Merger.

(b)          The parties shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preparation and filing of the Powin Corporation Information Statement and the Form 8-K and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement.

6.3          Agreement to Cooperate.

Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), and provided that nothing in this Section 6.3 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

6.4          Public Statements.

The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby except that the parties consent to any public statement required by law.

6.5          Corrections to the Information Statement.

Prior to the Closing Date, each of the parties shall correct promptly any information provided by it to be used specifically in the Information Statement and the Form 8-K that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Information Statement and the Form 8-K so as to correct the same and to cause appropriate dissemination thereof to the stockholders of Powin Corporation, to the extent required by applicable Law.

Article VII.

CONDITIONS

7.1          Conditions to Each Party’s Obligations to Effect the Merger.

The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)          Powin Corporation shall have obtained the Powin Corporation stockholders’ approval;

(b)          The Powin Corporation Information Statement shall have been approved by the SEC and shall not be the subject of any stop order or proceedings seeking a stop order;

(c)          The Information Statement as approved by the SEC shall have been mailed to Powin Corporation stockholders 21 days prior to the Effective Date.

Article VIII.

TERMINATION, AMENDMENT AND WAIVER

8.1          Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of Powin Corporation:

(a)          by mutual consent in writing of the parties;

(b)          unilaterally upon written notice by Powin Corporation upon the occurrence of a Material Adverse Effect with respect to Powin Energy, the likelihood of which was not previously disclosed to Powin Corporation in writing by Powin Energy prior to the date of this Agreement;

(c)          unilaterally upon written notice by Powin Energy to Powin Corporation upon the occurrence of a Material Adverse Effect with respect to Powin Corporation, the likelihood of which was not previously disclosed to Powin Energy in writing by Powin Corporation prior to the date of this Agreement;

8.2          Amendment.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

8.3          Waiver.

At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8.4          Expenses.

Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Article IX.

GENERAL PROVISIONS

9.1          Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (effective upon delivery), sent by a reputable overnight courier service for next business day delivery (effective the next business day) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Powin Corporation and to Powin Energy:
20550 SW 115th Avenue
Tualatin, OR 97062
Attention:  Nicholas Goyak, General Counsel, Secretary

With a copy to:

S.F. Suntech, Inc.
Portion B, 30/F, Bank of China Tower
1 Garden Road
Central Hong Kong
Attention:  Keith Tse

9.2          Interpretation.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3          Miscellaneous.

This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; and (ii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada (without giving effect to the provisions thereof relating to conflicts of law).

9.4          Submission to Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Oregon and of the United States District Court for the District where Portland is located, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any matter set forth in this Agreement, and each of the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts.  The parties each hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each of the parties irrevocably consent to the service of any and all process in any action or proceeding by the delivery of copies of such process to it at its notice address in Section 9.1.  The parties each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

9.5          Waiver of Jury Trial.

THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.6          Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one fully executed original.

9.7          Benefits of Agreement.

Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

9.8          Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.9          Captions.

The captions of sections and subsections of this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

9.10        Acknowledgement/Trust.

The parties acknowledge that with the exception of it shareholdings in Powin Energy and an insignificant amount of cash on hand, as a result of the Asset Contribution, Powin Corporation has no assets other than its shareholdings in Q Pacific Corporation which it is holding in trust solely for the benefit of its shareholders of record as of immediately prior to the Effective Time of the Merger and that consequently upon the Effective Time the shareholders of Powin Energy as a result of the Merger, will have no interest in Q Pacific Corporation or any of its assets or business.

9.11        Amendments.

This Agreement may be amended only in a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

POWIN CORPORATION

By:

Name:	Nicholas Goyak, Secretary, General Counsel

POWIN ENERGY CORPORATION

By:

Name:	Nicholas Goyak, Secretary, General Counsel

APPROVAL OF STOCKHOLDERS BY CONSENT WITHOUT A MEETING:

APPROVAL BY STOCKHOLDERS OF
POWIN CORPORATION HOLDING
MAJORITY OF SHARES:

Name:	Joseph Lu

Dated:	_______, 2016

APPROVAL OF STOCKHOLDERS OF
POWIN ENERGY CORPORATION

By:
POWIN CORPORATION

By:

Name:	Nicholas Goyak, Secretary and General Counsel

Dated:	________, 2016

By:
SF SUNTECH INC.

By:

Its:

Dated:	________, 2016

EXHIBIT 2.6

SHARES TO BE ISSUED IN MERGER

Shares of Powin Corporation Common Stock Outstanding before Merger:	16,243,839
Powin Corporation Outstanding Options:	164,000
Total:	16,407,839

Share Ownership of Powin Corporation Immediately after Effective Time of Merger:
Existing Shareholders of Powin Corporation and Option Holder as if Options Exercised:	16,407,839	82.352%
SF Suntech Inc.:	3,516,193	17.648%
Total:	19,924,032	100%